Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 24th day of June, 2011, between ARE-JOHN HOPKINS COURT, LLC, a Delaware limited liability company (“Landlord”), and VERENIUM CORPORATION, a Delaware corporation (“Tenant”).

Building:	3550 John Hopkins Court, San Diego, California

Premises:	The Building, containing approximately 59,199 rentable square feet, as determined by Landlord, as shown on Exhibit A, exclusive of the Common Building Systems (as defined in Section 1) located in the basement of the Building.

Project:	The real property on which Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B, consisting of the Building and the buildings located at 3530 John Hopkins Court (the “3530 JHC Building”), 3535 General Atomics Court (the “Amenities Building”) and 3565 General Atomics Court, and all Common Areas of the Project. The Building and the 3530 JHC Building are sometimes collectively referred to as the “JHC Buildings.” The Project is being operated as a single project by Landlord, as the owner of the JHC Buildings (along with the parcels of land associated with those buildings), and 3535/3565 General Atomics Court, LLC, a Delaware limited liability company (the “Adjacent Owner”), an affiliate of Landlord, as the owner of the Amenities Building and 3565 General Atomics Court (along with the parcels of land associated with those buildings).

Base Rent:	$3.25 per rentable square foot of the Premises per month, subject to adjustment pursuant to Section 4.

Rentable Area of Premises: 59,199 sq. ft.

Rentable Area of Project: [...***...]

Tenant’s Share of Operating Expenses of Building: 100%

Tenant’s Share of Operating Expenses for the Project: [...***...]

Tenant’s Share of Operating Expenses for the Common Building Systems: [...***...]

Security Deposit: $3,200,000, subject to reduction as provided for in Section 6 hereof

Target Commencement Date: June 14, 2012; provided, however, that the Target Commencement Date shall be extended 1 day for each day after June 24, 2011, that this Lease with a finalized Space Plan (as defined in the Work Letter) is not mutually executed and delivered by the parties.

Rent Adjustment Percentage: 3%

Base Term:	Beginning on the Commencement Date and ending 126 months from the first day of the first full month after the Commencement Date.

***Confidential Treatment Requested

Permitted Use:	Research and development laboratory, pilot plant for development and commercialization of enzyme based products (and any other products resulting from the Tenant’s scientific research and development activities as permitted in the City of San Diego IP-1-1 zone), related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 79840	385 E. Colorado Boulevard, Suite 299
Baltimore, MD 21279-0840	Pasadena, CA 91101
Attention: Corporate Secretary

Tenant’s Notice Address:
3550 John Hopkins Court
San Diego, California 92121
Attention: Lease Administrator

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A – PREMISES DESCRIPTION	[X] EXHIBIT B – DESCRIPTION OF PROJECT
[X] EXHIBIT C – WORK LETTER	[X] EXHIBIT D – COMMENCEMENT DATE
[X] EXHIBIT E – RULES AND REGULATIONS	[X] EXHIBIT F – REMOVABLE INSTALLATIONS
[X] EXHIBIT G – SPACE PLAN	[X] EXHIBIT H – FUNDED EQUIPMENT
[X] EXHIBIT I – SIGNAGE	[X] EXHIBIT J – STORAGE AREA

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, together with the non-exclusive right to use the existing mechanical yard enclosure, electrical gear and heating hot water plant, chiller plant and generator. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” The Common Areas shall, subject to the approval of applicable Governmental Authorities, include a high end bistro/café (provided that so long as at least 75% of the rentable square footage of the Project is leased and occupied, such bistro/café will provide a selection of soup, salad, cold sandwiches and a grill and otherwise shall be maintained by Landlord as a common break room), fitness center, spa quality showers and lockers, and a shared conference facility which shall include a multi-purpose meeting room to accommodate at least 150 people (collectively, the “Common Amenities”), comprising approximately 12,310 square feet in the Amenities Building (the “Amenities Space”). The Common Amenities, as approved by the applicable Governmental Authorities, shall be available for the non-exclusive use of tenants of the Project within a reasonable time after the Commencement Date, but in no event more than 1 year after the Commencement Date. Landlord reserves the right to modify Common Areas and Amenities Space, provided that (w) such modifications do not materially adversely affect Tenant’s access to or use of the Premises for the Permitted Use, (x) if such modifications increase the square footage of the Common Areas of the Project, such increase shall not result in an increase in the amount of Base Rent payable by Tenant because the Rentable Area of the Premises has increased, (y) if such modifications result in an increase the square footage of the Common Areas of the Project, there shall not be a material increase in the Project Share of the Operating Expenses of the Amenities Building, as determined in accordance with Section 5 below) as a result of any decrease in the rentable area of any other building of the Project pursuant to such an expansion of the Common Areas, and (z) the Common Amenities (subject to reasonable modifications by Landlord which do not materially diminish the level of amenities provided) are provided subject to the terms of this Lease throughout the Term.

As between the JHC Buildings only, (i) that portion of the basement of the Building in which the chillers and related chiller equipment serving the air-conditioning systems of both of the JHC Buildings are located (along with such chillers and equipment, the “Common Basement Equipment”) shall be part of the Common Areas and the Common Area improvements, and the Common Basement Equipment together with the generator, the heating hot water related equipment in the mechanical yard and the chilled water related equipment in the mechanical yard serving the JHC Buildings are collectively referred to herein as the “Common Building Systems”), and (ii) the cost of maintenance, repairs and replacement of the Common Building Systems shall be treated as Operating Expenses among the JHC Buildings only (the “Common Building Systems Operating Expenses”).

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work Substantially Completed (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 180 days of the Target Commencement Date (as extended for Force Majeure delays and Tenant Delays), this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and all prepaid Base Rent, shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 180 day period (as extended for Force Majeure delays and Tenant Delays), such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

If Landlord fails to Deliver any portion of the Premises (other the pilot plant portion of the Premises) to Tenant within 45 days of the Target Commencement Date (as such date may be extended for Force Majeure and Tenant Delays, the “Outside Date”), Tenant shall be entitled, starting on the Commencement Date, to occupy the Premises, without the obligation to pay Base Rent, 1 days for each day following the Outside Date until the Premises are Delivered to Tenant (“Free Base Rent Period”); provided, however, that if Landlord fails to Deliver the entire Premises by September 1, 2012 (as such date may be extended for Force Majeure and Tenant Delays, the “Further Outside Date”), Tenant shall be entitled, starting on the expiration of the Free Base Rent Period, to occupy the Premises, without the obligation to pay Base Rent, 2 days for each day following the Further Outside Date until the Premises are Delivered to Tenant.

The “Commencement Date” shall be the earlier of (i) the date Landlord Delivers the Premises to Tenant or (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; provided, however, in no event shall the Commencement Date occur prior to April 1, 2012. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.

Except as expressly set forth in this Lease (and the Work Letter): (i) Tenant shall accept the Premises in their condition as of the Commencement Date with Landlord’s Work Substantially Complete as provided for in the Work Letter; (ii) Landlord shall have no liability for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Base Rent and Operating Expenses.

Prior to the Commencement Date, Landlord shall cause a qualified third party consultant reasonably acceptable to Tenant (the “Mechanical Consultant”) to (i) perform operational testing and evaluation of the condition of all major mechanical equipment servicing the Building (including, without limitation, the back-up emergency generator), and (ii) prepare a written report of the results of such observation and testing (the “Mechanical Assessment”). If the Mechanical Consultant recommends replacement of any of the chiller, cooling tower, emergency back-up generator and/or heating hot water boiler (or if replacement of such equipment is otherwise deemed to be required as hereinafter provided), Landlord shall replace such items at Landlord’s sole cost (and not as an Operating Expense) on or before the Commencement Date as part of the conditions of Delivery. For the period of 12 months after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for the replacement of the chillers, cooling tower, generator and heating hot water boilers serving the Premises if such equipment fails and Landlord and Tenant mutually agree that such equipment requires replacement, unless such replacement was caused by the negligence or willful misconduct of Tenant or a Tenant Party (as defined below), in which case Tenant shall pay the cost to replace such item. In the event Landlord and Tenant disagree as to whether replacement is required, Landlord will cause the Mechanical Consultant to inspect the relevant equipment and issue his or her recommendation as to whether such equipment is in need of replacement. For purposes of this paragraph, equipment will be deemed to require replacement when such equipment if repaired rather than replaced, would suffer a material decrease in performance or would require consistent repairs to maintain functionality.

Tenant agrees and acknowledges that, except as expressly set forth in this Lease and the Work Letter, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease along with all of the exhibits attached hereto constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.

3. Rent.

(a) Base Rent. The first full calendar month’s Base Rent shall be due and payable to Landlord at least 10 days prior to the Commencement Date. Tenant shall pay Landlord the difference between the prepaid Base Rent and the Fixed Monthly Rent (as hereinafter defined) payable for the first month of the Term within 30 days following receipt of Landlord’s invoice for Fixed Monthly Rent first payable under this Lease (the “FMR Invoice”). The term “Fixed Monthly Rent” shall mean the aggregate monthly installments of Adjusted Base Rent (as defined in Section 4 below) and Equipment Rent (if any). On or before the first day of each calendar month of the Term following Tenant’s receipt of the FMR Invoice, Tenant shall pay to Landlord in advance, without demand, abatement (except as expressly permitted in this Lease), deduction or set-off, monthly installments of Fixed Monthly Rent, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Fixed Monthly Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Fixed Monthly Rent and other sums to Landlord and the obligations of Landlord under this Lease (excluding the payment of the allowance amounts on which the TI Rent and the Equipment Rent are based) are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Fixed Monthly Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease (and except for Tenant’s right to prepay the Equipment Rent as provided in Section 4 below).

Notwithstanding anything to the contrary contained herein, so long as no Default has occurred or is continuing under this Lease, Tenant shall not be required to pay Base Rent as a component of Fixed Monthly Rent for the Premises for the period commencing on the first day of the 7th full month of the Base Term through the expiration of the 16th month of the Base Term (“Base Rent Abatement Period”), and Fixed Monthly Rent shall be adjusted accordingly during such period to provide for the payment of TI Rent and Equipment Rent only. Tenant shall resume paying full Base Rent on the first day of 17th month of the Term. Tenant shall continue to pay all TI Rent, Equipment Rent and Additional Rent due under this Lease during the Base Rent Abatement Period.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5) of the Building, the Project and the Common Building Systems, respectively, and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments.

(a) Annual Adjustments. Base Rent (together with the TI Rent only, sometimes herein referred to as the “Adjusted Base Rent”) shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Adjusted Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Adjusted Base Rent payable immediately before such Adjustment Date. Adjusted Base Rent, as so adjusted, shall thereafter be due as provided herein. Adjusted Base Rent adjustments for any fractional calendar month shall be prorated.

(b) Additional TI Allowance. In addition to the Tenant Improvement Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant an additional tenant improvement allowance (“Additional TI Allowance”) for the construction of the Tenant Improvements of up to [...***...]. In addition to Base Rent, and as part of the Fixed Monthly Rent, Tenant shall pay the amount necessary to fully amortize the portion of the Additional TI Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 9% per annum over the Base Term (“TI Rent”). The Additional TI Allowance shall only be available for use by Tenant as part of the construction of the Tenant Improvements, and Tenant shall have no right thereafter to use any undisbursed portion thereof.

(c) R&D Lab, Automation Lab & Pilot Plant Allowance. In addition to the Tenant Improvement Allowance and the Additional TI Allowance, Landlord shall make available to Tenant an allowance of up to [...***...] (“Equipment Allowance”) to fund [...***...] of the total cost of Tenant’s R&D, Automations and pilot plant equipment, all as more particularly described on Exhibit H (“Funded Equipment”). In addition to Adjusted Base Rent and as part of the Fixed Monthly Rent, Tenant shall pay the amount necessary to fully amortize the portion of the Equipment Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 9% per annum over the Base Term (“Equipment Rent”); provided, however, that Tenant shall have the right to prepay the outstanding amount of the Equipment Allowance in full (and to terminate Tenant’s Equipment Rent payments, so that Fixed Monthly Rent payments shall be reduced accordingly) at any time during the Base Term upon at least 120 days’ written notice to Landlord. Tenant shall notify Landlord of the total cost of the Funded Equipment and that portion of the Equipment Allowance Tenant has elected to receive from Landlord (not to exceed [...***...] of the total cost of the Funded Equipment) on or before 30 days after Tenant’s receipt of the Budget (as provided for in Section 5(a) of the Work Letter). That portion of the Equipment Allowance requested by Tenant shall be added to the TI Fund to be payable as required for Tenant to order such Funded Equipment to be delivered to the Building for incorporation into the Tenant Improvements, and for any remaining payments due upon delivery of the Funded Equipment to the Premises. The Equipment Allowance shall only be available for use by Tenant to fund [...***...] of the cost of the Funded Equipment, and Tenant shall have no right to use any undisbursed portion thereof which has not been funded on or before the date which is 90 days after the Commencement Date (except to the extent that any Funded Equipment was timely ordered and has not yet been received at the Premises by such date, in which case that portion of the Equipment Allowance payable upon delivery of such undelivered equipment shall remain available for such purpose until such equipment is received at the Premises). The Funded Equipment shall be subject to the terms of Section 42 of this Lease. In the event Tenant finances or refinances the Funded Equipment from a source other than the Equipment Allowance, Tenant shall have the right to grant security interests in the Funded Equipment in accordance with Section 15 of this Lease; provided, however, that for so long as Landlord has a Security Interest (as hereinafter defined) in the Funded Equipment, Tenant may not grant any other party any security or other interest (albeit junior to Landlord’s interest) in any Funded Equipment.

***Confidential Treatment Requested

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord that are (i) specific to the Building and which do not relate to the Common Areas, the Common Amenities or the Common Building Systems (the “Building Operating Expenses”), (ii) specific to the Common Areas of the Project (including, without limitation, the Project Share (as hereinafter defined) of the Operating Expenses of the Amenities Building including, without limitation, the Common Amenities), and which are not otherwise specific to any other building of the Project (the “Project Operating Expenses”), and (iii) specific to the Common Building Systems Operating Expenses. The “Project Share” of the Operating Expenses of the Amenities Building shall mean the Operating Expenses of the Amenities Building (determined in the same manner as the Building Operating Expenses) multiplied by a fraction which has as its numerator the usable square footage of the Amenities Space in the Amenities Building, and as its denominator the usable square footage of the Amenities Building. The Operating Expenses shall include, without duplication, (i) as a component of Building Operating Expenses, Taxes (as defined in Section 9) on the Building and the parcel of land on which the Building is located, and as a component of Operating Expenses of the Amenities Building, Taxes on the Amenities Building and on the parcel of land on which the Amenities Building is located (with the understanding that each building of the Project shall be responsible for its own Taxes, except for the Amenities Building and the parcel of land on which the Amenities Building is located, where the each tenant of the Project shall pay its pro rata share of the Project Share of such Taxes as part of the Project Operating Expenses), (ii) commencing on the first anniversary of the Commencement Date, capital repairs and improvements amortized over the lesser of 10 years and the useful life of such capital items, and (iii) the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3.0% of the Base Rent component of Adjusted Base Rent), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures or other costs for expansion of the Project or capital expenditures made prior to the Commencement Date (and within one year following the Commencement Date) in connection with base, shell and core renovations to the Building or Amenities Building and costs associated with the original construction of the Common Amenities and any renovations made prior to the Commencement Date to the Common Building Systems. For the avoidance of doubt, the cost of any Utility Savings Upgrades to the extent required to be borne by Landlord pursuant to the provisions of this Lease and LEED certification costs at the Building or Amenities Building) shall not be included as part of Operating Expenses;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord or the Adjacent Owner, financing costs and amortization of funds borrowed by Landlord or the Adjacent Owner, whether secured or unsecured or any ground lease payments;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses to the extent permitted herein);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord or the Adjacent Owner pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i) salaries, wages, benefits and other compensation paid to officers and employees of Landlord or the Adjacent Owner who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project and to the extent such persons perform services not in connection with the management, operation, repair or maintenance of the Project;

(j) general organizational, administrative and overhead costs relating to maintaining Landlord’s or the Adjacent Owner existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building or the Project;

(l) costs incurred by Landlord or the Adjacent Owner due to the violation by Landlord or the Adjacent Owner, or any of their respective employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord’s or the Adjacent Owner’s charitable or political contributions, or of fine art maintained at the Project;

(p) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q) costs incurred in the sale or refinancing of the Project or any portion thereof;

(r) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

(t) rentals for equipment ordinarily considered to be of a capital nature except if such equipment is customarily leased in the operation of first class laboratory/ office buildings in the San Diego metropolitan area;

(u) capital expenditures and repair and maintenance expenses which are attributable solely to those buildings at the Project which do not contain any portion of the Premises or the Common Amenities and/or do not provide any service the Premises;

(v) replacement costs attributable to structural components of the Building, the Amenities Building or any other building at the Project (e.g., foundation, structural walls and roof (excluding the membrane)), unless such costs result from modifications or alterations made by Tenant;

(w) costs incurred to remove, study, test, remediate or otherwise related to the presence of Hazardous Materials in or about the Building or Project (i) existing as of the Commencement Date, (ii) originating in any separately demised tenant space within the Project other than the Premises, or (iii) which Tenant proves were not brought upon, kept used, stored, handled, treated, generated in, or disposed of from, the Premises by Tenant or any Tenant Party;

(x) costs relating to any underground storage tanks located at the Project or remediation of any leakage from such tanks except if any such tanks are used by Tenant or any Tenant Party;

(y) reserves of any kind;

(z) costs relating to the defense of Landlord’s or the Adjacent Owner’s title to any portion of the Project;

(aa) costs of services made available to other tenants at the Project and not Tenant and which are reimbursed by such other tenants of the Project; and

(bb) the cost of repairs or other work to the extent Landlord or the Adjacent Owner is actually reimbursed by insurance or condemnation proceeds or under any warranty.

Landlord will have the right to “gross up” those Project Operating Expenses which vary with occupancy only, to the amount that Landlord reasonably estimates such variable Project Operating Expenses would be if the Project were 95% occupied. Within 90 days after the end of each calendar year (or such longer period as may be reasonably required, not to exceed 270 days, except in the event that new information becomes available to Landlord following such 270 day period and Tenant specifically agrees that tax bills (including supplemental tax bills) constitute new information as do invoices received by Landlord after such 270 day period regardless of whether or not Landlord could have obtained such invoices sooner), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year for the Building, Project and Common Building Systems (collectively, the “Aggregate Operating Expenses,”), and (b) the total of Tenant’s payments in respect of Aggregate Operating Expenses for such year. If Tenant’s Share of actual Aggregate Operating Expenses for such year exceeds Tenant’s payments of Aggregate Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Aggregate Operating Expenses for such year exceed Tenant’s Share of actual Aggregate Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Aggregate Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as is reasonably responsive to Tenant’s questions, including source documentation for the disputed items (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Aggregate Operating Expenses, then Tenant shall have the right to have an independent reputable public accounting firm selected by Tenant, with offices in San Diego County, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Aggregate Operating Expenses for the calendar year in question exceeded Tenant’s Share of Aggregate Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of Additional Rent or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Aggregate Operating Expenses for such calendar year were less than Tenant’s Share of Aggregate Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Tenant’s Share of actual Aggregate Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

Notwithstanding anything to the contrary contained herein, Landlord shall have the right, during the Term, to re-measure the rentable square footage of the Premises and the square footage of Common Areas of the Project, which recalculation shall be at the sole cost and expense of Landlord. Any such re-measurement shall be performed in accordance with the Building Owners and Managers Association (BOMA) International, Gross Areas of a Building: Standard Methods of Measurement (2009) and will include the enclosed areas of the Building or Common Areas only. Tenant acknowledges and agrees that any measurement of the rentable square footage of the Premises shall include Tenant’s pro rata share of the Common Areas of the Project. If the remeasurement determines that the actual rentable square footage of the Premises and/or the square footage of the Common Areas of the Project deviate from the rentable square footage specified in the definition of “Premises” on page 1 of this Lease and/or the actual square footage of the Common Areas of the Project applicable as of the Commencement Date, then, upon Landlord’s request, Landlord and Tenant shall cause (i) this Lease shall be amended so as to reflect the actual square footage thereof in the definitions, as applicable, of “Premises,” “Project,” “Rentable Area of Premises,” “Rentable Area of Project” and “Tenant’s Share of Operating Expenses of Project”; provided, however, that such re-measurement shall not affect the Base Rent payable under this Lease or the Tenant Improvement Allowance and Additional Tenant Improvement Allowance granted to Tenant. The results of the re-measurement provided for in the first sentence of this paragraph shall conclusively be deemed to be the rentable square footage of the Premises and shall not be subject to further re-measurement except as provided in Section 19 or resulting from a permanent physical reduction of the Premises as a result of any casualty. In the event that Landlord does not elect to re-measure the Premises and the Common Areas of the Project, then the square footages listed on page 1 of this Lease shall conclusively be deemed to be the rentable square footage of the Premises and the Project and shall not be subject to further re-measurement except as provided for in the next sentence. “Tenant’s Share” of the Building Operating Expenses, the Project Operating Expenses and the Common Building Systems Operating Expenses shall be the percentages set forth on the first page of this Lease as Tenant’s Share of the applicable component of Aggregate Operating Expenses, as reasonably adjusted by Landlord solely for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of Operating Expenses reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Fixed Monthly Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the State of California. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 30 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by Tenant’s breach of this Lease. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 10 business days after demand from Landlord, restore the Security Deposit to its original amount. Upon the expiration or earlier termination of this Lease, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If, at any time after date of this Lease, Tenant meets or exceeds either of the requirements listed below (collectively, the “Initial Reduction Requirements” and each an “Initial Reduction Requirement”), then the Security Deposit shall be reduced to an amount equal to $1,600,000 (the “Initial Reduced Security Deposit”). The Initial Reduction Requirements are: (i) Tenant’s total market capitalization exceeds $60,000,000 for at least 90 consecutive days, or (ii) Tenant’s total debt to total market capitalization ratio is 0.5 or less for at least 90 consecutive days. Thereafter, if Tenant meets or exceeds either of the subsequent requirements listed below (collectively, the “Subsequent Reduction Requirements” and each a “Subsequent Reduction Requirement”), then the Security Deposit shall be further reduced to an amount equal to $1,200,000 (the “Subsequent Reduced Security Deposit”). The Subsequent Reduction Requirements are: (i) Tenant has positive earnings before interest, taxes, depreciation and amortization (“EBITDA”) during the immediately preceding quarter and, if Tenant is a public company, Tenant’s total market capitalization exceeds $500,000,000, or (ii) Tenant has positive EBITDA during the immediately preceding quarter and, if Tenant is not a public company, Tenant shall have a tangible net worth of at least $100,000,000. If Tenant provides Landlord with written evidence reasonably satisfactory to Landlord within 90 days after the satisfaction of the applicable Initial Reduction Requirement that Tenant has met either of the Initial Reduction Requirements and Tenant is not in Default, then Landlord shall cooperate with Tenant, at no cost or liability to Landlord to reduce the

Security Deposit to the amount of the Initial Reduced Security Deposit. If Tenant thereafter provides Landlord with written evidence reasonably satisfactory to Landlord within 90 days after the satisfaction of the applicable Subsequent Reduction Requirement that Tenant has met either of the Subsequent Reduction Requirements and Tenant is not in Default, then Landlord shall cooperate with Tenant, at no cost or liability to Landlord to reduce the Security Deposit from the amount of the Initial Reduced Security Deposit to the amount of the Subsequent Reduced Security Deposit. If Landlord reduces the Security Deposit in accordance with this Section, then from and after the date such reduction, the “Security Deposit” shall be deemed to be the Initial Reduced Security Deposit or if, applicable the Subsequent Reduced Security Deposit for all purposes of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use unless Tenant pays for any required upgrades to the capacity of the Building or the Project, as applicable.

Landlord shall, at Landlord’s sole cost, be responsible for the compliance of the Common Areas of the Project with Legal Requirements (including with the ADA) as of the Commencement Date. After the Commencement Date, subject to the Operating Expense exclusions set forth in Section 5 above, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expense (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other tenants of the

Project, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, including the ADA. Except as otherwise expressly provided for in the two preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to particular Tenant’s particular use or occupancy of the Premises (excluding Legal Requirements that are generally applicable to tenants of similar properties in the vicinity of the Project, which shall be Landlord’s responsibility as an Operating Expense). Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with any violation of Legal Requirements arising out of Tenant’s particular use or occupancy of the Premises during the Term, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all such Claims, including, but not limited to, any Claim arising out of a violation of Legal Requirements by any alterations or modifications made to the Premises by or for Tenant after the Commencement Date.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term except that if Tenant does not holdover for more than 5 days Tenant shall only be required to pay Base Rent and Operating Expenses on a per diem basis for the number of days that Tenant holds over, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including for consequential damages; provided, however, that if Tenant delivers written inquiries to Landlord whether the potential exists for consequential damages if Tenant holds over, Landlord shall, promptly after each such inquiry, notify Tenant in writing whether at the time of such inquiry the potential exists for consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Building Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term on the Building and the tax parcel on which the Building is located (the “Building Parcel”), including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises, including the parking areas of the Building Parcel, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority with respect to the Building or the Building Parcel, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Building. Taxes associated with the Amenities Building and the tax parcel on which such building is located shall be similarly payable by the tenants of the Amenities Building, with the Project Share of such

Taxes to be paid by the tenants of the Project as a Project Operating Expense. Except for the Taxes on the Building, the Building Parcel and payable as Tenant’s Share of the Project Share of Taxes on the Amenities Building (as included in the Project Operating Expenses), Tenant shall have no other obligation for Taxes on any other portion of the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding anything to the contrary herein, Landlord shall only charge Tenant for such assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Building is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error, subject, however, to Tenant’s right to contest the assessed value of the Premises as hereinafter provided. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand. Tax refunds, if any, shall be credited against Taxes for the year paid, including any interest which may be received thereon from the taxing authority, and Landlord shall refund to Tenant within 30 days after receipt of any such Tax refund, the amount to which Tenant is entitled except that if the refund shall relate to the year in which the Term commences or expires, Tenant’s Share of the refund shall be apportioned between Landlord and Tenant according to the number of days within the Term plus its pro-rata share of any interest corresponding to such amount to the extent received from the Governmental Authority, provided Tenant paid Taxes for the year relating to such refund.

If Tenant disputes in good faith any valuation of the Building for tax assessment purposes and/or any increase in the tax rate, then Tenant may request in writing (a “Tax Dispute Notice”) that Landlord contest the same. A Tax Dispute Notice shall set forth in reasonable detail the particular matters which Tenant disputes and Tenant’s basis for such dispute. Upon receipt of a Tax Dispute Notice, provided that no Default exists hereunder, Landlord shall use reasonable efforts to contest those matters set forth in the applicable Tax Dispute Notice. Tenant shall reimburse Landlord within 30 days of invoice for all costs and expenses reasonably incurred by Landlord in contesting such matters. Failure of Tenant to timely pay the foregoing amounts shall permit Landlord to suspend or terminate any such contest. Tenant shall be entitled to Tenant’s Share of any refund obtained by reason of any such contest or otherwise whether obtained during or after the expiration of the Term, except that if the refund shall relate to the year in which the Term commences or expires, Tenant’s Share of the refund shall be apportioned between Landlord and Tenant according to the number of days within the Term provided Tenant paid Taxes for the year relating to such refund. If Landlord fails to commence to contest those matters set forth in a Tax Dispute Notice within 30 days after delivery of such Tax Dispute Notice, then Tenant may deliver a second written notice requesting that Landlord contest those matters set forth in the applicable Tax Dispute Notice. If within 20 days following receipt of such second written notice, Landlord fails to commence to contest those matters set forth in the applicable Tax Dispute Notice, then, so long as Tenant is not in Default, Tenant shall have the right to contest or review, at Tenant’s expense, by appropriate proceedings (which may be instituted during the Term, and if instituted shall be with the reasonable cooperation of Landlord if requested) those matters set forth in the applicable Tax Dispute Notice. Upon reasonable request from Tenant, Landlord shall furnish, on a timely basis, such data, documents, information and assistance and make such appearances as may be reasonably required by Tenant. Landlord shall, at no cost or liability to Landlord, execute all reasonable and necessary instruments in connection with any such protest, appeal or other proceedings. Tenant shall not abandon any appeal without first offering to Landlord the right to prosecute such appeal. In no event may Tenant reach any agreement with any governmental authorities with respect to Taxes for any future tax year(s) or any other portions of the Project which may be binding on Landlord.

Landlord shall not voluntarily issue any assessments or bonds for the Project which would increase Tenant’s payment of Taxes without Tenant’s prior written consent, which may be withheld in Tenant’s sole and absolute discretion; provided that the foregoing limitation shall in no way limit Tenant’s obligation to pay any Taxes owed on account of assessments or bonds for the Project that are initiated or issued by any Governmental Authority or person other than Landlord.

10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations but in no case shall Tenant’s pro rata use of parking spaces in the Project be less than 150 parking spaces; provided, however, that any parking spaces in the basement of the Building impacted by the construction of any improvements in the basement, and any surface parking spaces impacted by the Storage Area as permitted under Section 45(p) (the “Converted Spaces”) shall be deducted from Tenant’s pro rata share and minimum number of parking spaces of the Project set forth in this Section 10. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded […***…]. Subject to the loss of any spaces as Converted Spaces, Tenant shall have the exclusive use of the 31 parking spaces in the parking garage of the Building (“Building Garage”) as part of Tenant’s pro rata share and minimum parking spaces to be provided by Landlord in the Project pursuant to this Lease. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing the exclusive use of Tenant’s parking spaces in the Building Garage. During the Base Term, Tenant shall not be required to pay any additional charges for the parking rights granted to Tenant under this Lease

11. Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services for the Common Areas (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Landlord’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. The Common Building Systems shall be separately metered. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as set forth in the immediately following paragraph, the abatement of Rent. Tenant shall be responsible for obtaining and paying for its own janitorial services for the Premises. During the Term, Tenant shall have exclusive control over the thermostats serving the Premises that are located within the Premises; provided, however, that Tenant shall exert its control over such thermostats reasonably during the Term. Landlord shall not charge Tenant any mark-up or premium over the actual costs incurred by Landlord in connection with the Building’s heating, ventilation and air-conditioning systems (“HVAC”) systems.

Notwithstanding the foregoing, if any Essential Services are interrupted as a result of the gross negligence or willful misconduct of Landlord or the Landlord Parties and Tenant is unable to and does not conduct Tenant’s business operations in the Premises as a result thereof for a period of more than 3 consecutive business days after written notice from Tenant to Landlord of such interruption (“Interruption Notice”), Base Rent for the Premises shall be abated commencing on the expiration of such notice period

***Confidential Treatment Requested

and continuing during the period of such interruption provided that Tenant is unable to and does not conduct Tenant’s business operations in the Premises. As used herein, the term “Essential Services” shall mean the following services: access to the Premises, HVAC serving the laboratory portions of the Premises ceases to provide service, water (other than deionized water), electricity, and sewer, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Tenant’s abatement right under this Section 11 shall be Tenant’s sole and exclusive remedy at law or in equity for an interruption in any Essential Services. This section shall not apply to any event described in Section 18 or 19.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to the JHC Buildings shall be: (i) to provide an emergency generator with not less than the capacity of the 1,000 KW emergency generator located at the Project as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generator as per the manufacturer’s standard maintenance guidelines. Tenant shall be allocated its pro rata share of the emergency generator power which is made available by Landlord for use by tenants at the JHC Buildings. Landlord shall obtain no later than the Commencement Date and thereafter keep in force during the Term any permits required by applicable Legal Requirements for the emergency generators. Landlord shall make the service contract and maintenance records and permits for the generators reasonably available to Tenant for Tenant’s review upon Tenant’s prior written request. Landlord shall reasonably cooperate with Tenant’s requests so that Tenant can assess whether the emergency generator is being maintained as per the manufacturer’s standard guidelines and whether the applicable service contract needs to be amended to address any guidelines that are not included in the applicable service contract. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generator is maintaining the generator as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generator when the emergency generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generator will be operational at all times or that emergency power will be available to the Premises when needed.

If there is a power outage at the Building and Landlord’s generator fails for more than 48 consecutive hours, Tenant shall have the right to bring in a mobile generator in which case Landlord shall reimburse Tenant for  1/2 of the costs of leasing such mobile generator during the period that there is no power at the Building.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed. Landlord shall approve or disapprove of any such request within 15 business days of its receipt of such request consent along with the information reasonably required by Landlord to consider such request. Notwithstanding the foregoing, Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the cost of such Alteration on an individual basis does not exceed $25,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans and specifications (if such Alterations require plans and specifications), work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration (if the Alteration was of the type for which “as built” plans would typically be prepared).

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Tenant shall not be required nor shall Tenant be permitted to remove any of the Tenant Improvements installed pursuant to the Work Letter (except as provided below with respect to the Funded Equipment). Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, Landlord shall, subject to the execution by all of the parties of a lien waiver reasonably acceptable in form and content to Landlord, consent to such waiver, and Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be permitted to remove any of the Funded Equipment nor shall Landlord be required to waive Landlord’s interest in any of the Funded Equipment until the outstanding balance of the Equipment Allowance has been repaid in full. If Tenant is expressly permitted under this Lease to remove any of the Funded Equipment and elects to do so at the expiration of the Term of this Lease, Tenant shall be required, subject to the other provisions of this Lease (including, without limitation, completing any repairs and restoration related to such removal), to remove all of the Funded Equipment as part of Tenant’s surrender of the Premises.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing (which agreement by Landlord shall not be unreasonably withheld, conditioned or delayed) to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any Funded Equipment, any trade fixtures, laboratory equipment or any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment (excluding stand alone HVAC units, chillers or similar equipment that is not a part of the main Building systems but is installed by Tenant to supplement Tenant’s specific requirements) and systems, and any power generator and transfer switch.

13. Landlord’s Repairs. Landlord shall maintain in good repair and in a condition comparable to other first class life science projects in San Diego, California (reasonable wear and tear and uninsured losses excepted): (a) as a Project Operating Expense, all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems (“Building Systems”) of the Amenities Building serving the Amenities Space; (b) as a Common Building Systems Operating Expense, the Common Building Systems of the Building; (c) as a Building Operating Expense, to the extent Tenant fails to satisfy its obligations under Section 14 (and fails to cure such failure within 30 days following receipt of Landlord’s written notice of such failure), the Building Systems exclusively serving the Building (other than the Common Building Systems); and (d) as a Building Operating Expense (except as expressly excluded pursuant to Section 5), the structural components of the Building and its foundations. Any damages to the Project Common Areas and Common Building Systems caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) are excluded from Landlord’s maintenance and repair requirements under this Section 13, except to the extent such damages are covered by Landlord’s insurance coverage required under this Lease. To the extent not covered by insurance, such losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord at Tenant’s sole cost and expense (subject to Section 17 below). Landlord reserves the right to temporarily stop Common Building Systems (and, if Landlord is maintaining the same, the Building Systems serving the Building) services when and to the extent necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Common Building Systems or Building System services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 48 hours advance notice of any planned stoppage of Common Building Systems or Building System services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

Tenant shall have the self-help rights provided for in Section 31.

14. Tenant’s Repairs. Subject to Landlord’s obligations under Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, the Building Systems of the Premises along with all entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises (excluding Landlord’s maintenance and repair obligations under Section 13 above), Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 business days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

Tenant’s obligation to maintain the Building Systems of the Premises in good condition shall include, without limitation, any and all required servicing, repairs, maintenance and replacements. In addition, Tenant shall, at its expense, implement and strictly comply with (i) any maintenance program reasonably required by Landlord including, without limitation, maintaining service contracts with vendors reasonably acceptable to Landlord, and (ii) the recommendations contained in any inspections reports obtained from time to time by Landlord and/or Tenant with respect to the Building and Building Systems. Tenant shall, upon written request from Landlord from time to time, provide Landlord with a written summary of the maintenance and other work undertaken by Tenant in order to comply with the provisions of this Section 14.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 business days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of the Funded Equipment without using any of the Equipment Allowance or as long as none of the Equipment Allowance remains an outstanding payment obligation of Tenant, Tenant shall have the right to grant to the lender or lessor financing such equipment a security interest therein or in any other Tenant’s Property by means of a Uniform Commercial Code Financing Statement on the Premises; provided that Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent attributable to Landlord’s willful misconduct or negligence, Landlord’s violation of applicable Legal Requirements with respect to the Building or the Project, or a material default by Landlord under this Lease. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

Subject to the other provisions of this Lease, Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring at the Project to the extent caused by or contributed to by the willful misconduct or gross negligence of Landlord.

Neither Landlord nor Tenant shall be liable for any consequential damages in connection with this Lease, except that Tenant may be liable for consequential damages in connection with any holding over in the Premises as more fully set forth in Section 8 above and/or in connection with Tenant’s obligations as more fully set forth in Section 30(a).

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project (including the Tenant Improvements) or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Project Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s particular use of the Premises provided Landlord provides Tenant with reasonable evidence that such increase was due to Tenant’s particular use.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $4,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The foregoing limit may be met with a combination of primary and excess insurance policies. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., ARE-3535/3565 General Atomics Court, LLC, and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall be issued by an insurance carrier who shall endeavor to notify either Landlord, Tenant or the representative of Licensor or Licensee designated on the certificate of insurance in writing at least 30 days prior to any cancellation of such policy for any reason other than non-payment of premiums and at least 10 days prior to cancellation of such for non-payment of premiums; shall contain a hostile fire endorsement and a contractual liability endorsement; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Tenant shall be required to provide Landlord with written notice at least 5 days prior to the date that Tenant’s insurer cancels Tenant’s policy for nonpayment of any premium. Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Each of Tenant’s insurance policies may be part of a “blanket policy” with an aggregate per location endorsement. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall at all times include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary contained in this Lease, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any Legal Requirements with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with comparable tenants occupying similar size premises in the geographical area in which the Project is located.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), or if the estimated cost of restoration exceeds the insurance proceeds (and deductible amount) payable by Landlord’s carrier as a result of the casualty, Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period or if Landlord indicates that insurance proceeds (and deductible amount) are not sufficient to restore the Premises to their condition preceding the casualty (exclusive of any improvements and equipment not insured by Landlord). Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 10 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable to Tenant, in Tenant’s sole but reasonable discretion, for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project (which includes the parking rights of Tenant at the Project) is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, materially interfere with or impair Landlord’s ownership or operation of the Project or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days after Tenant’s receipt of any such notice not more than twice in any 12 month period without such failure to pay being a Default provided that the full payment is received within such 3 day period after Tenant’s receipt of notice and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) Insurance. (i) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed so that the insurance requirements set forth in this Lease are no longer met; provided, however, Tenant shall not be in Default if any of the foregoing occurs through no act or omission on the part of Tenant and without prior notice to Tenant and Tenant secures replacement insurance satisfying the requirements of this Lease within 5 business days of becoming aware of any such cancelation, termination, expiration or other change, or (ii) Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 10 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 business days after Tenant’s receipt of written notice that any such lien is filed against the Premises; provided, however, Tenant shall have an additional 15 days beyond such 10 business day period so long as Tenant has been diligently using commercially reasonable efforts to discharge or otherwise obtain the release of the applicable lien, Tenant is not otherwise in Default and Landlord determines, in its reasonable discretion, that there is no potential prejudice, cost, expense or liability to Landlord in granting such additional 15 day period.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity), except as a result of a merger, consolidation or corporate reorganization, or the purchase of all or substantially all of the assets or ownership interests of Tenant in connection with a Permitted Assignment (as defined in Section 22).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 10 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any 12 month period, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Transfers of publicly traded stock or the issuance of new stock through nationally recognized stock exchanges will not be deemed an assignment or other transfer for purposes of this Lease.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment, then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, or (ii) refuse such consent, in its reasonable discretion (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are reasonably considered by Landlord to be controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (7) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (8) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (9) the assignment or sublease is prohibited by Landlord’s lender. Landlord shall respond in a timely manner to any Assignment Notice received from Tenant pursuant to this paragraph. No failure of Landlord to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Tenant shall be permitted to assign its interest in this Lease or sublet all or a portion of the Premises upon 10 days prior written notice to Landlord but without Landlord’s prior written consent to an entity which (A) (1) controls, is controlled by, or is under common control with Tenant; (2) results from a merger of, reorganization of, or consolidation with Tenant; or (3) acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises; and (B) has a tangible net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) following such transfer which is equal to or greater than the tangible net worth (as determined in accordance with GAAP) of Tenant immediately prior to such transfer; and (C) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (each a “Permitted Assignment”). Landlord shall, however, have the right to approve the form of any such sublease or assignment. For all purposes of this Lease, the term “Tenant” shall mean Tenant and any transferee pursuant to a Permitted Assignment assuming Tenant’s interest in this Lease. Landlord acknowledges and agrees that Landlord’s right under this paragraph to receive notice in the case of a Permitted Assignment is not intended to create a consent right in favor of Landlord as to the transaction constituting the Permitted Assignment but rather the right to receive prior notice of a Permitted Assignment and Landlord shall keep all non-public information made available by Tenant to Landlord regarding the proposed Permitted Assignment confidential until the effective date of said Permitted Assignment.

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in the case of a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the Rent payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs, amounts paid to Landlord to obtain its consent and any design or construction fees and costs directly related to the subleased premises (either to the extent the applicable sublease premises are improved with Tenant Improvements exceeding the sum of the TI Allowance and Additional TI Allowance allocable thereto as a pro rata portion of the Premises (the “Excess TI Costs”) or are required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 30 days following receipt thereof by Tenant. For purposes of the Excess Rent calculation, the Excess TI Costs shall be amortized over the Term of the Lease in the same manner as TI Rent. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further factual information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises and all of Tenant’s other rights hereunder shall not be disturbed by the Holder of any such Mortgage. As of the date of this Lease, there is no existing Mortgage encumbering the Landlord’s interest in the Project. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, non-disturbance and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises during the Term and any holding over, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed

$5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties with a legitimate business reason for reviewing such report and provided that Landlord instructs such parties to treat the same as confidential.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Landlord and Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, Tenant’s payment obligations with respect to Rent, Landlord’s reimbursement obligations with respect to the Security Deposit and any payment of Additional Rent by Tenant in excess of the actual amount owed to Landlord pursuant to this Lease, and obligations concerning the condition and repair of the Premises as required for the effective surrender thereof.

29. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project. Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused by Tenant or any Tenant Party or (z) was exacerbated by Tenant or any Tenant Party (except if Tenant or the Tenant Party had no prior knowledge (and can reasonably demonstrate that they had no prior knowledge) of the existence of such Hazardous Materials.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list to the extent that any change to the Tenant’s Hazardous Materials inventory at the Premises requires an update to Tenant’s Hazardous Materials Business Plan pursuant to the Legal Requirements of the City and/or County of San Diego. Tenant shall deliver to Landlord true and correct copies of the following documents (the “HazMat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion as to underground tanks and in its reasonable discretion as to above ground storage tanks); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the HazMat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if it is revealed that Tenant has not complied with any Environmental Requirement or if contamination for which Tenant is responsible under this Lease is identified. Landlord and Tenant shall cooperate with one another to schedule such testing at a mutually acceptable time. Tenant shall have the right to have a representative present during such testing. If Tenant, at Tenant’s expense, conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%. Landlord shall have no right to store any Hazardous Materials in the Building.

(f) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible under this Lease (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of the Premises, as Tenant’s “facility,” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion provided that it does not affect any Building Systems affecting other tenants, the Building structure or Common Areas, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately following sentence of this paragraph and the other provisions of this Lease. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder prior to commencing Tenant’s cure of any alleged Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time during normal business hours (except in the case of emergency) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let (during the last 12 months of the Term) or that the Project is available for sale. Landlord shall not otherwise allow any broker nor shall or Landlord erect or install any “for lease” signs on the Building. Subject to Landlord’s obligations under Section 10 relating to parking spaces, Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Landlord shall use reasonable efforts to comply (and shall request that its agents, representatives, and contractors use reasonable efforts to comply) with Tenant’s reasonable security, confidentiality and safety requirements with respect to entering restricted portions of the Premises; provided, however, that Tenant has previously notified Landlord in writing of such security, confidentiality and safety requirements.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Neither Landlord nor Tenant shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits (except as attributable to the negligent acts or omissions of the party claiming such delay as an event of Force Majeure), enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord or Tenant, as applicable (“Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield and Cassidy Turley. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall pay the brokers listed above a commission pursuant to a separate written agreement with the brokers

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) NEITHER LANDLORD NOR ANY LANDLORD PARTY SHALL BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD OR ANY LANDLORD PARTY FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF IN EXCESS OF, AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO, LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) NO RECOURSE SHALL BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY LANDLORD PARTY. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY LANDLORD PARTY BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed by Tenant at the sole cost and expense of Tenant, and shall be of a size, color and type reasonably acceptable to Landlord.

Tenant shall have the exclusive right to install its signage on the existing monument sign at the driveway entrance to the Building (the “Building Monument Sign”). Landlord intends to erect a monument sign at the Project in the location shown on Exhibit I upon which the names of tenants of the Project shall be displayed (“Project Monument Sign”), which Project Monument Sign shall be of the standard and quality of other signs located at comparable projects in the immediate neighborhood of the Project as of the date of this Lease. Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense, to place signage bearing Tenant’s name and logo on the Project Monument Sign; provided that Tenant shall have the exclusive right to the top signage location on the Project Monument Sign for as long as Tenant is the tenant leasing the largest premises in the Project (and as long as Tenant’s subletting of any portion of the Premises does not result in Tenant occupying less space in the Project than any other tenant of the Project). Tenant’s signage rights with respect to the Project Monument Sign may be transferred in connection with any Permitted Assignment. Also, Tenant shall have the exclusive right to display, at Tenant’s sole cost and expense, signage bearing Tenant’s name and logo on the south side of the exterior of the Building in the location shown on Exhibit I or another location reasonably acceptable to Landlord and Tenant (“Building Sign”). Tenant acknowledges and agrees that Tenant’s signage on the Monument Sign and the Building Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Landlord hereby consents to the proposed design for Tenant’s Building Sign as set forth on Exhibit I-1 attached hereto; provided, however that such consent shall not excuse Tenant from having to satisfy applicable Legal Requirements including, without limitation, any approvals or variances from any applicable association. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signage on the Monument Sign and the Building Sign, for the removal of Tenant’s signage from the Monument Sign and the Building Sign at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal. Tenant shall, subject to complying with the provisions of this Section 38, have the right to change all of its signage to conform to changes in Tenant’s name and logo, provided Tenant gives Landlord not less than 15 business days advance notice of such proposed changes. In addition, Tenant will be permitted to install directional signage in the Common Areas in locations designated by Landlord to assist in directing traffic to Tenant’s lobby and shipping/receiving areas; provided, however, that all aspects of such directional signage shall be subject to Landlord’s prior written approval. Tenant’s signage permitted under this Section 38 may be funded from the TI Allowance.

39. Right to Expand.

(a) [...***...]

***Confidential Treatment Requested

[...***...].

(b) Amended Lease. [...***...].

(c) Exceptions. Notwithstanding the above, the [...***...] shall, at Landlord’s election, not be in effect [...***...]:

(i) during any period of time that Tenant is in Default under any provision of the Lease; or

(ii) if Tenant has been in Default under any provision of the Lease [...***...], whether or not the Defaults are cured, during [...***...].

(d) Termination. The [...***...] shall, at Landlord’s option, terminate and be of no further force or effect [...***...], if, [...***...], (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted [...***...] during [...***...], whether or not such Defaults are cured.

***Confidential Treatment Requested

(e) Rights Personal. The [...***...] is personal to Tenant or an assignee pursuant to a Permitted Assignment and is not otherwise assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(f) No Extensions. The period of time within which [...***...] shall not be extended or enlarged by reason of Tenant’s inability to [...***...].

40. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the Rent Adjustment Percentage. As used herein, “Market Rate” shall mean the then market rental rate for similar buildings with similar improvements in similar condition (based on normal wear and tear) as of the expiration of the expiring Term, taking into account all concessions typically being offered by similar landlords, as reasonably determined by Landlord and agreed to by Tenant.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, or the expiration of any prior Extension Term, Tenant has not agreed with Landlord’s determination of the Market Rate for the first year during such subsequent Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise any Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the Term of the Lease for such Extension Term.

(b) Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the first year of the applicable Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The authority of the Arbitrator(s) shall be limited strictly to a selection of either Landlord’s Extension Proposal in its entirety or Tenant’s Extension Proposal in its entirety as the

***Confidential Treatment Requested

Extension Proposal which most closely approximates the Market Rate. The Arbitrator(s) shall have no authority to create an independent structure of Market Rate, combine elements of both Extension Proposals to create a third, or compromise or alter in any way any of the components of the Extension Proposals submitted by the parties. The sole decision to be made shall be which of the parties’ Extension Proposals in its entirety shall determine the Market Rate for the applicable Extension Term.

(iii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate is not determined by the first day of the applicable Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to such Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the applicable Extension Term.

(iv) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved life sciences and high tech industrial real estate in the greater San Diego metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Diego metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. Extension Rights are personal to Tenant or an assignee pursuant to a Permitted Assignment and are not otherwise assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f) Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41. [...***...].

42. Landlord’s Lien. If Tenant elects to use any portion of the Equipment Allowance for the purchase of Funded Equipment, Landlord shall at all times have a valid first priority security interest (“Security Interest”) upon all of the Funded Equipment, and any replacements thereof or additions thereto which may hereafter be situated in the Premises, and all proceeds therefrom (collectively, the “Collateral”), which Security Interest shall secure payment of all Rent, and secure payment of any damages or loss which Landlord may suffer by reason of any default by Tenant of any covenant, agreement or conditions contained in this Lease. Once the Equipment Allowance has been repaid in full, the Security Interest will be automatically extinguished and the terms of this Section 42 will no longer apply to the Collateral. Nothing in this Lease will be construed or is intended to create any security interest in any of Tenant’s property other than as specifically set forth herein, and Landlord acknowledges and agrees that Landlord has no security interest or other interest in any of Tenant’s work product, products or intellectual property of any kind. Under no circumstances shall any of the Collateral be removed from the Premises without the prior written consent of Landlord unless and until all arrearages in Rent shall first have been paid and discharged and all of the covenants, agreements and conditions of this Lease have been fully complied with and fully performed by Tenant. Upon the occurrence of any Default by Tenant, Landlord shall have the right, to the extent permitted by law and in addition to any other rights or remedies provided to Landlord in this Lease, to enter upon the Premises and take possession of the Collateral without liability for trespass or conversion (and Tenant agrees that no such entry shall be deemed to constitute a constructive eviction of Tenant or entitle Tenant to any abatement of Rent), and to sell the Collateral at a public or private sale (with or without having the Collateral at any such sale); provided, however, that Landlord shall provide to Tenant reasonable notice of the time and place of any public sale of the Collateral or of the date after which the Collateral will be sold pursuant to a private sale, as the case may be; provided, further, however, that the above requirement of reasonable notice shall be deemed met if such notice is given in the manner prescribed in this Lease at least 10 days before the time of the public sale or the date after which a private sale will be made, as applicable. Unless otherwise prohibited by law, Landlord or any of Landlord’s assigns may purchase the Collateral at any such public or private sale. Tenant further agrees that any such sale of the Collateral shall be deemed to have been a public sale conducted in a commercially reasonable manner if such sale is held on or about the Project or at any other location where the Collateral is located after the time, place and

***Confidential Treatment Requested

method of sale and a general description of the types of Collateral to be sold have been advertised in a daily newspaper published in the county in which the Project is located for 5 consecutive days (or any longer period that may be required by any Legal Requirement) before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the Collateral (including attorneys’ fees actually incurred by Landlord in connection therewith) shall be applied as a credit against the indebtedness secured by the security interest in the Collateral granted in this Section 42. After deducting any amounts due under this Lease to Landlord, any surplus shall be paid to Tenant or applied as otherwise required by applicable Legal Requirements.

Tenant authorizes Landlord to take any actions necessary to perfect Landlord’s security interest in the Collateral including, without limitation, to duly execute on behalf of Tenant a Financing Statement describing the Collateral and file or cause to be filed the Financing Statement with all appropriate authorities so as to perfect Landlord’s security interest in the Collateral; provided that upon the termination of the Security Interest, Landlord will, upon written request from Tenant, promptly cause such Financing Statement to be removed or record and extinguished. Tenant agrees to execute any Financing Statement and/or additional documents and to take any further actions requested by Landlord in good faith to evidence, perfect or maintain Landlord’s first priority security interest in the Collateral. Tenant shall not change the state where Tenant’s chief executive office is located or change Tenant’s corporate name without providing Landlord with at least 30 days prior written notice thereof. Tenant represents and warrants that Tenant’s exact legal name and state of incorporation is set forth in the preamble on page 1 of this Lease.

43. Roof Equipment. Subject to the provisions of this Lease, Tenant may, at its sole cost, install, maintain, and from time to time replace a communication dish weighing up to 50 pounds and having a diameter or height of up to 20 inches and other related equipment on the roof of the Building (collectively, “Roof Equipment”) in a location reasonably selected by Tenant and reasonably acceptable to Landlord for Tenant’s own communication purposes only; provided, however, that (i) Tenant shall obtain Landlord’s prior written approval with respect to the method of installation of such Roof Equipment which approval shall not be unreasonably withheld, conditioned or delayed and shall include consideration all relevant factors including, without limitation, the proposed location of the Roof Equipment and method for fastening the same to the roof, (ii) Tenant shall, at its sole cost, comply with any reasonable requirements imposed by Landlord and all applicable Legal Requirements and the conditions of any bond or warranty maintained by Landlord on the roof, and (iii) Tenant shall remove, at its expense, at the expiration or earlier termination of this Lease, any Roof Equipment which Landlord requires to be removed. Landlord shall have the right to supervise any roof penetration. Tenant may not access the roof without a representative of Landlord (who shall be reasonably available) being present. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment. Tenant shall remove any Roof Equipment at its cost upon expiration or termination of the Lease. Tenant shall install, use, maintain and repair the Roof Equipment, and use the access areas, so as not to damage or interfere with the operation of the Building. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including reasonable attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment. Landlord agrees that it will not allow any rooftop user after Tenant’s installation of the Roof Equipment to install equipment on the roof on the Building which unreasonably interferes with Tenant’s Roof Equipment. Except for the costs and expenses specifically provided for in this Section 43, there will be no additional rental or similar charge for Tenant’s use of the roof for the Roof Equipment.

Notwithstanding anything to the contrary contained herein, if Landlord and Tenant mutually agree to do so, Landlord shall have the right, to install, maintain, repair and remove solar rooftop photo voltaic systems on the roof of the Building (“Solar Roof Systems”) at any time during the Term, in locations acceptable to Landlord, in its reasonable discretion. The initial cost to install the Solar Roof Systems shall be split 50/50 between Landlord and Tenant and Landlord’s 50% share of such initial costs shall not be included as part of Operating Expenses. If the decision to install the Solar Roof Systems is made prior to the completion of the Preliminary Drawings (as defined in the Work Letter), Tenant shall have the right to use the TI Allowance to pay for Tenant’s share of the cost of the Solar Roof Systems. The cost to operate, repair and maintain the Solar Roof Systems shall be included in Building Operating Expenses. Landlord will install any Solar Roof Systems in a manner which ensures that the structural integrity of the roof is maintained and the roof remains water tight, and Landlord will repair any damage caused by the installation of the Solar Roof Systems at its sole cost. Any installation will be performed in a manner that minimizes interference with Tenant’s use and business operations in the Premises. Tenant will have the right to use the power generated by such Solar Roof Systems for its operations in the Premises, and any excess power may be sold or used by Landlord as it deems appropriate.

44. LEED Certification. Tenant agrees to cooperate with Landlord and to comply with measures implemented by Landlord with respect to the Building and/or the Project in connection with Landlord’s efforts to obtain a Leadership in Energy and Environmental Design (LEED) certificate for the Buildings and/or the Project, including any measures implemented by Landlord in connection with any Solar Roof Systems installed by Landlord. Any measures implemented in accordance with the foregoing will be at minimal or no cost to Tenant (except to the extent provided in the Tenant Work Letter with respect to the Utility Savings Upgrades), will be performed so as to minimize any interference with Tenant’s use and enjoyment of the Premises, and will not require Tenant to make any substantial changes to its business operations for the Permitted Use in the Premises nor materially increase the cost of such business operations. Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not be precluded from undertaking any retrofits, repairs or replacements (including, without limitation, capital repairs and replacements) to the Premises or the Building as part of Operating Expenses in the ordinary course of maintenance or repairs (including, without limitation, capital repairs and replacements) to the Premises or the Building, which retrofits, repairs or replacements include LEED components or satisfy LEED rating systems or any similar standard in connection with the performance by Landlord of its obligations under this Lease so long as the cost of such LEED items is reasonably comparable to the cost of non-LEED components, taking into account any reasonably anticipated savings resulting from LEED components over the remaining Term of this Lease. Tenant shall have the right, at Tenant’s sole cost and expense or utilizing the Tenant Improvement Allowance, to pursue a LEED certification of the Tenant Improvements, and Landlord will cooperate, at minimal or no cost to Landlord, with Tenant’s efforts to pursue such certification.

45. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders, all of which shall be treated by Landlord as confidential information belonging to Tenant. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 45(c) shall not apply. In the event that Tenant is no longer a “public company”, Landlord and Tenant shall enter into a commercially reasonable form of non-disclosure agreement with regards to the financial information being delivered by Tenant to Landlord pursuant to this Section 45(c); provided, however, that if Tenant fails to or is unwilling to promptly enter into such an agreement with Landlord after written request from Landlord, Tenant shall nonetheless be required to provide the information required pursuant to this Section 45(c) and Landlord shall treat Tenant’s financial information as confidential information belonging to Tenant and will not disclose the same to other than on a need-to-know basis to Landlord’s affiliates, legal, financial or tax advisors, consultants, potential lenders and potential purchasers and as required by Legal Requirements.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease. The foregoing is not intended to prohibit Tenant from filing this Lease to the extent that Tenant is required to do so pursuant to applicable SEC requirements; provided, however that Tenant shall seek confidential treatment from the SEC with respect to certain information contained in this Lease, as requested by Landlord at the time of Landlord’s execution of this Lease. Landlord agrees to promptly review any items requested by Tenant and cooperate with Tenant so that Tenant may timely comply with its SEC filing obligations.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of each party’s obligations under this Lease.

(j) OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o) Attorneys’ Fees. If a dispute of any type arises, or an action is filed under this Lease based in contract, tort or equity, or this Lease gives rise to any other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, costs and expenses, including, but not limited to, expert witness fees, accounting and engineering fees, and any other professional fees incurred in connection with the prosecution or defense of such action, whether the action is prosecuted to a final judgment. For purposes of this Lease, the terms “attorneys’ fees,” “costs” and “expenses” shall also include the fees and expenses incurred by counsel to the parties hereto for photocopies, duplications, deliveries, postage, telephone and facsimile communications, transcripts of proceedings relating to the action and all other costs not ordinarily recoverable under California Code of Civil Procedure § 1033.5(b), and all fees billed for law clerks, paralegals, librarians, secretaries and others not admitted to the bar but performing services under the supervision of an attorney. The terms “attorneys’ fees,” “costs” and “expenses” shall also include, without limitation, fees and costs incurred in the following proceedings: (a) mediations; (b) arbitrations; (c) bankruptcy proceedings; (d) appeals; (e) post-judgment motions and collection actions; and (f) garnishment, levy and debtor examinations. The prevailing party shall also be entitled to attorneys’ fees and costs after any dismissal of an action.

(p) Storage Area. Subject to Tenant complying with all of the provisions of this Lease including, without limitation, Section 12 hereof, and all applicable Legal Requirements and Landlord’s rules and regulations, Tenant shall have the right, with funds from the TI Allowance, to construct and/or install, from time to time, a Hazardous Materials storage container and a general storage facility in the location depicted on Exhibit J attached hereto (the “Storage Area”), which may be used by Tenant for Hazardous Materials storage, storage of Tenant’s liquid nitrogen tanks or other liquid or compressed gas storage tanks, installation of supplemental equipment for the Building systems, equipment storage, and other storage facilities associated with Tenant’s occupancy of the Building, at no additional Base Rent for the use of such facilities. All such improvements to the Storage Area shall be of a design and type and with screening acceptable to Landlord, in Landlord’s sole and absolute discretion. Landlord shall have the right, in its sole and absolute discretion, to require Tenant to remove any such improvements installed by Tenant in the Storage Area and restore all such areas to their original use and condition upon the expiration or earlier termination of the Term. Tenant’s pro rata share of parking spaces (i.e. the 150 spaces) provided for in this Lease shall be reduced by the number of parking spaces impacted by the Storage Area and Tenant shall not be entitled to any additional parking rights in the Project. Landlord shall have no obligation to make any repairs or improvements to the Storage Areas and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the Term as though the same were part of the Premises. At the expiration or earlier termination of the Term, Tenant shall, at Tenant’s sole cost and expense, remove all of Tenant’s personal property from the Storage Area and deliver the Storage Area to Landlord free of any debris and trash and free of any Hazardous Materials.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

VERENIUM CORPORATION, a Delaware corporation

By:	/s/ Jeffrey G. Black
Its:	Chief Financial Officer

LANDLORD:

ARE-JOHN HOPKINS COURT, LLC, a Delaware limited liability company

By:	ARE-QRS CORP.,
a Maryland corporation,
managing member

	By:	/s/ Gary Dean
	Its:	Vice Present, Legal Affairs

3550 John Hopkins/Verenium - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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3550 John Hopkins/Verenium - Page 2

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3550 John Hopkins/Verenium - Page 3

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3550 John Hopkins/Verenium - Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

PARCELS 1 & 2 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA AS SHOWN AT PAGE 16665 OF PARCEL MAPS FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, OCTOBER 24, 1991.

EXCEPTING ALL OIL, GAS AND OTHER HYDROCARBONS, NON-HYDROCARBON GASES OR GASEOUS’ SUBSTANCES, GEOTHERMAL RESOURCES AS DEFINED IN SECTION 6903 OF THE CALIFORNIA PUBLIC RESOURCES CODE AND ALL OTHER MINERALS OF WHATSOEVER NATURE, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM THE PROPERTY, PROVIDED, HOWEVER, THAT ALL RIGHTS AND INTEREST IN THE SURFACE OF THE PROPERTY ARE HEREBY CONVEYED TO GRANTEE, NO RIGHT OR INTEREST OF ANY KIND THEREIN, EXPRESS OR IMPLIED, BEING EXCEPTED OR RESERVED TO GRANTOR EXCEPT AS HEREINAFTER EXPRESSLY SET FORTH RESERVED IN DEED RECORDED JANUARY 25, 1991 AS FILE NO. 91-0035394.

FURTHER EXCEPTING THE SOLE AND EXCLUSIVE RIGHT FROM TIME TO TIME TO DRILL AND MAINTAIN WELLS OR OTHER WORKS INTO, ON OR THROUGH THE PROPERTY BELOW A DEPTH OF 500 FEET AND TO PRODUCE, INJECT, STORE AND REMOVE FROM OR THROUGH SUCH WELLS OR WORKS, OIL, GAS AND OTHER SUBSTANCES OF WHATEVER NATURE INCLUDING THE RIGHT TO PERFORM BELOW A DEPTH OF 50O FEET ALL OPERATIONS DEEMED BY GRANTOR NECESSARY OR CONVENIENT FOR THE EXERCISE OF SUCH RIGHTS, PROVIDED, HOWEVER, THAT THE EXERCISE OF SUCH RIGHTS BELOW A DEPTH OF 500 FEET CONFERS NO RIGHTS TO GRANTOR WITH RESPECT TO, AND SHALL NOT INTERFERE WITH GRANTEE’S USE AND ENJOYMENT OF THE SURFACE OF, THE PROPERTY RESERVED IN DEED RECORDED JANUARY 25, 1991 AS FILE NO. 91-0035394.

LOTS 6, 7 AND 8 OF TORREY PINES SCIENCE CENTER UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12419, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY JULY 12, 1989.

EXCEPTING THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS, NON-HYDROCARBON GASES OR GASEOUS SUBSTANCES, GEOTHERMAL RESOURCES AS DEFINED IN SECTION 6903 OF THE CALIFORNIA PUBLIC RESOURCES CODE AND ALL OTHER MINERALS OF WHATSOEVER NATURE, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM THE LAND, AS RESERVED BY CHEVRON LAND AND DEVELOPMENT COMPANY, A DELAWARE CORPORATION (“GRANTOR”) IN THAT CERTAIN CORPORATION GRANT DEED TO NEXUS SCIENCE CENTER - TORREY PINES, A CALIFORNIA LIMITED PARTNERSHIP (“GRANTEE”), RECORDED MARCH 9, 1990, AS FILE NO. 90-127215, PROVIDED HOWEVER, THAT ALL RIGHTS AND INTEREST IN THE SURFACE OF THE LAND ARE HEREBY CONVEYED TO GRANTEE NO RIGHT OR INTEREST OF ANY KIND THEREIN, EXPRESS OR IMPLIED, BEING EXCEPTED OR RESERVED TO GRANTOR EXCEPT AS HEREIN EXPRESSLY SET FORTH.

FURTHER EXCEPTING AND RESERVING TO GRANTOR, ITS SUCCESSOR AND ASSIGNS, THE SOLE AND EXCLUSIVE RIGHT FROM TIME TO TIME TO DRILL AND MAINTAIN WELLS OR OTHER WORKS INTO, ON OR THROUGH THE LAND BELOW A DEPTH OF 500 FEET AND TO PRODUCE, INJECT, STORE AND REMOVE FROM OR THROUGH SUCH WELLS OR WORKS, OIL, GAS AND OTHER SUBSTANCES OF WHATEVER NATURE INCLUDING THE RIGHT TO PERFORM BELOW A DEPTH OF 500 FEET ALL OPERATIONS DEEMED BY GRANTOR NECESSARY OR CONVENIENT FOR THE EXERCISE OF SUCH RIGHTS, PROVIDED, HOWEVER, THAT THE EXERCISE OF SUCH RIGHTS BELOW A DEPTH OF 500 FEET CONFERS NO RIGHTS TO GRANTOR WITH RESPECT TO, AND SHALL NOT INTERFERE WITH GRANTEE’S USE AND ENJOYMENT OF THE SURFACE OF, THE LAND.

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated June 24, 2011 (this “Work Letter”) is made and entered into by and between ARE-JOHN HOPKINS COURT, LLC, a Delaware limited liability company (“Landlord”), and VERENIUM CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated June 24, 2011 the “Lease”), by and between Landlord and Tenant, for those certain premises located at 3550 John Hopkins Court, San Diego, California. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Jeff Black and Pam Jagger (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Jay Ingram and Dan Ryan (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors.

(i) Landlord and Tenant hereby acknowledge and agree that: (A) DPR Construction, Inc. (“DPR”), shall be the general contractor for the Building Shell Work (as defined below) (in such capacity, the “Shell Contractor”), and any subcontractors for the Building Shell Work shall be selected by Landlord, at it is sole discretion, and (B) the architect for the Building Shell Work shall be Gensler Architects (the “Shell Architect”) and the architect for the Tenant Improvements shall be DGA (the “TI Architect”). The general contractor for the Tenant Improvements (the “TI GC”) shall be selected and retained in accordance with Section 1(c)(iii) below, and the subcontractors for the work of the major trades of the Tenant Improvements (comprising the mechanical, electrical and plumbing work, each a “Major Trade Subcontractor”) shall be selected and designated for engagement by the TI GC as incorporated into the DPR negotiated bid or the Proposed GC Bid, as applicable, for purposes of the TI GC retained by Landlord in accordance with Section 1(c)(iii) below.

(ii) Landlord has pre-approved, and Tenant is currently in negotiations with, DPR as the prospective general contractor for the Tenant Improvements, pursuant to a negotiated bid process for the cost of the Tenant Improvements. Based on the status of such negotiations as of the date of this Work Letter, Tenant may (A) seek competitive negotiated bids from one or more of the Major Trade Subcontractors proposed by DPR as part of the DPR negotiated bid, in order to reduce the DPR negotiated bid proposal for the cost of the Tenant Improvements, and (B) seek competitive negotiated bids from one or more additional general contractors reasonably acceptable to Landlord with substantial experience in the construction of wet lab research and development facilities. If Tenant elects seek competitive negotiated bids from the Major Trade

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Subcontractors in order to reduce the DPR negotiated bid for the Tenant Improvements, Tenant shall do so in accordance with Section 1(c)(iv) below; and if Tenant elects to seek negotiated competitive bids from qualified general contractors to act as the TI GC, Tenant shall do so in accordance with Section 1(c)(iii) below; provided that the DPR negotiated bid and the competitive Proposed GC Bids shall reflect the same cost of the major trade work to be performed by the Major Trade Subcontractors selected by Tenant pursuant to Section 1(c)(iii) below. Landlord shall have the right to participate in Tenant’s negotiated bid process with DPR and any of the Major Trade Subcontractors, and in Tenant’s competitive bid process with the general contractors and subcontractors selected by Tenant as provided in Sections 1(c)(iii) and 1(c)(iv) below. Tenant shall share copies of the competitive negotiated bids received from the alternative general contractors and the major trade subcontractors with Landlord on an “open book” basis.

(iii) If Tenant elects to seek competitive negotiated bids from one or more additional general contractors reasonably acceptable to Landlord, and as a result of the competitive bid process a qualified competing general contractor provides Tenant with a lower competitive bid for the work of the Tenant Improvements (incorporating the cost of the major trade work as proposed by the Major Trade Subcontractors selected by Tenant), which is acceptable to Tenant (the “Proposed GC Bid”), then Tenant shall submit such Proposed GC Bid to Landlord and DPR for their mutual consideration. Landlord shall have ten (10) business days following receipt of the Proposed Bid to designate either DPR or the general contractor submitting the Proposed GC Bid as the general contractor of the Tenant Improvements (the “TI GC”). The TI GC shall be engaged by Landlord pursuant to a construction agreement approved by Tenant in its reasonable discretion prior to execution by Landlord and TI GC. The TI GC construction agreement shall provide that Tenant will be named as an express beneficiary of the warranties provided by the TI GC and the subcontractors performing the work of the Tenant Improvements. In the event that DPR is engaged as the TI GC, then the general conditions of the Building Shell Work and the Tenant Improvements shall be equitably allocated between Landlord and Tenant in proportion to the relative cost of the Building Shell Work and the Tenant Improvements.

(iv) Landlord shall provide Tenant with Landlord’s list of pre-approved Major Trade Subcontractors. Within 2 business days after receipt of the list, Tenant shall notify Landlord in writing the names of any major trade subcontractors that Tenant would like added to the pre-approved list. Landlord shall consider such request and if any of the major trade subcontractors proposed by Tenant are acceptable to Landlord in the exercise of Landlord’s reasonable discretion, Landlord shall add the applicable major trade subcontractors to the pre-approved list and bids shall be obtained from all of the parties on the pre-approved list. The lowest competitive bid shall be used as the basis to select the Major Trade Subcontractors retained by the TI GC from such pre-approved list.

2. Tenant Improvements.

(a) Definitions.

(i) “Base Building Systems” shall mean the systems being provided by Landlord as described in Annex 1 attached to this Work Letter.

(ii) “Building Shell” shall mean a warm shell building consisting of the items reflected on the base building description attached to this Work Letter as Annex 1 (“Base Building Description”).

(iii) “Building Shell Improvements” shall mean the following improvements to the Building Shell and Base Building Systems to be included in the Landlord’s Work: (a) construction of the first floor Building lobby improvements (with quality of finishes comparable to those at the Project and comparable projects in the neighborhood of the Project as of the date of this Lease), (b) construction of the first and second floor restroom renovations, (c) installation of one (1) freight and one (1) passenger elevator and (d) construction of a feature staircase (all of which

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shall be done in accordance with the Space Plans, except as provided in Section 2(a)(viii) below); provided, however, if Tenant requests finishes to the first floor Building lobby that are more expensive than those provided by Landlord as contemplated in clause (a) of this Section 2(a)(iii), Tenant shall be responsible for such excess costs which may at Tenant’s election be paid for out of the TI Fund.

(iv) “Building Shell Work” shall consist of the following work to be performed by Landlord (at Landlord’s sole cost and expense except as otherwise provided for in the Lease and this Work Letter): (A) constructing the Building Shell Improvements, (B) installing the a new Arithane foam roof over the entire Building, (C) causing water, electricity and gas to be available to the Premises and causing cable fiber to be installed by Time Warner at the main point of entry to the Building, (D) placing the Base Building Systems in good operating condition in accordance with Delivery conditions of Section 2 of the Lease, (E) install separate meters/sub-meters for the Common Building Systems required pursuant to the Lease, and (F) cause utilities for the equipment which is part the Building Shell to be operational.

(v) “Working Drawings” means the construction plans, specifications and drawings for the Building Shell Work and Tenant Improvements, consistent with the Space Plans, as prepared by the TI Architect in accordance with Section 2(c) below; provided that the construction drawings for the freight and passenger elevators to be installed as part of the Building Shell Work shall be those construction drawings to be prepared by the Shell Architect within 60 days after the mutual execution and delivery of the Lease (the “Elevator Drawings”).

(vi) “Landlord’s Work” shall mean, collectively, (A) performance of the Building Shell Work, and (B) construction of the Tenant Improvements.

(vii) “Minor Variations” shall mean any modifications which do not materially affect the exterior appearance of the Building and which are reasonably required: (a) to comply with all applicable Legal Requirements and/or to obtain or to comply with any building permit required for Landlord’s Work; (b) to comply with any request by Tenant for modifications to Landlord’s Work following approval of the Working Drawings; (c) to comport with good design, engineering, and construction practices that are not material; or (d) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(viii) “Space Plans” means space plans for the Building Shell Improvements and the Tenant Improvements as indicated on the preliminary space plans prepared by the TI Architect dated June 9, 2011, which have been approved by Landlord and Tenant.

(ix) “Substantial Completion of Landlord’s Work” shall mean completion of Landlord’s Work such that: (A) the Base Building Systems have been delivered to Tenant in good working order, with all air-balancing associated with the Tenant Improvements completed per the Working Drawings; (B) the Shell Architect has certified that the Building Shell Improvements are completed in accordance with the Working Drawings (and the Elevator Drawings), except for minor “punch-list” items which do not materially affect Tenant’s ability to occupy the Premises for Tenant’s business operations; (C) the TI Architect has certified that the Tenant Improvements are completed in accordance with the Working Drawings, except for minor “punch-list” items which do not materially affect Tenant’s ability to occupy the Premises or operate the equipment installed as part of the Tenant Improvements for Tenant’s business operations; provided, however, (other than the pilot plant equipment for which Landlord has no responsibility other than simply hooking it up and confirming that the process utilities that are required as set forth in the Working Drawings are operational in accordance with the specifications set forth therein) the functioning of the equipment installed as part of the Tenant Improvements to Tenant’s particular use requirements and any certifications shall be the sole responsibility of Tenant (and not Landlord) and the satisfaction of any such particular use requirements and/or any certifications shall not considered be for purposes of whether there is Substantial Completion of Landlord’s Work; (D) Tenant has been provided with the number of parking spaces to which it is entitled under the

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Lease, subject to any reduction in spaces by Tenant as permitted by Section 10 and Section 45(p) of the Lease; (E) exclusive occupancy of the Premises has been tendered to Tenant, in a clean and sanitary condition, free of all construction rubbish, debris and dirt, with all excess construction materials and construction equipment removed therefrom; and (F) Landlord has received a signed permit card or certificate of occupancy, or its legal equivalent, permitting Tenant to legally access and occupy the Premises.

(x) “Tenant Improvements” shall mean all improvements to the Building of a fixed and permanent nature as shown on the Working Drawings, as defined in Section 2(c) below, including, without limitation, all exterior improvements to the Project Common Areas made in support of Tenant’s occupancy of the Project as part of the Landlord’s Work.

(xi) “TI Fund” means the aggregate amount of the TI Allowance and the Excess TI Costs as such terms are defined in Section 5 of this Work Letter.

(b) Tenant’s Space Plans. Landlord and Tenant acknowledge and agree that the space plan prepared by the TI Architect attached to the Lease as Exhibit G (the “Space Plan”) has been approved by both Landlord and Tenant for the purposes of the design of the Tenant Improvements and the Building Shell Improvements (subject to the Elevator Drawings for the design and location of the passenger and freight elevators to be constructed as part of the Building Shell Improvements). Landlord and Tenant further acknowledge and agree that any Changes to the Space Plan requested by Tenant shall only be made pursuant to a Tenant-executed Change Request (as defined in Section 4(a) of this Work Letter), the cost of which shall be paid for by Tenant from the TI Fund. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building as a result of such a Change Request (which may be funded from the TI Fund). Notwithstanding Landlord’s approval of the Space Plan or its future approval of the Working Drawings, Tenant shall be solely responsible for ensuring that the design and specifications for the Building Shell Improvements and the Tenant Improvements are consistent with Tenant’s requirements. Landlord shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein. Other than its obligation to perform Landlord’s Work, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(c) Preliminary Drawings. Not later than 6 weeks after the mutual execution and delivery of the Lease, Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Building Shell Improvements (incorporating the Elevator Drawings) and for the Tenant Improvements (“Preliminary Drawings”), which Preliminary Drawings shall be prepared substantially in accordance with the Space Plan. Tenant shall have the right to participate in, and shall be included in, Landlord’s discussions with the TI Architect during the course of preparation of the Preliminary Drawings, and the right to value-engineer the design of the Tenant Improvements in Tenant’s discretion as part of the design process. Tenant shall be solely responsible for ensuring that the Preliminary Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the Preliminary Drawings to Landlord not later than 5 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plan without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 5 business days after receipt, notify Tenant how Landlord proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Once approved by Landlord and Tenant, subject to the provisions of Section 4 below, neither Landlord nor Tenant shall materially modify the Preliminary Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d) Working Drawings; Approval and Completion. It is hereby acknowledged that the Working Drawings must be completed and approved no later than 23 weeks after the mutual execution and delivery of this Lease in order for the Substantial Completion of the Landlord’s Work to occur by the Target Commencement Date (as defined in the Lease). Not later than 15 weeks after Landlord and Tenant’s approval of the Preliminary Drawings, Landlord shall cause the TI Architect to prepare and

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deliver to Tenant for review and comment the proposed final working plans, drawings and specifications for the Building Shell Improvements and for the Tenant Improvements (“Working Drawings”), which Working Drawings shall be prepared substantially in accordance with the Preliminary Drawings approved by Tenant. Tenant shall have the right to participate in Landlord’s discussions with the TI Architect during the course of preparation of the Working Drawings, and the right to value engineer the design of the Tenant Improvements in Tenant’s discretion as part of the design process. Tenant shall be solely responsible for ensuring that the Working Drawings reflect Tenant’s requirements for the Tenant Improvements. Upon any dispute regarding the design of the Tenant Improvements as set forth in the Working Drawings, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not adversely affect the Base Building Systems or the structural components of the Building Shell or Building Shell Improvements. Any changes to the Working Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Commencement and Permitting. Landlord shall commence and complete the Building Shell Improvements in a diligent manner and shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the Working Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund; provided that all credits associated with the existing Building improvements (including, without limitation, all credits arising out of reduced water capacity requirements associated with the removal of lab sinks and plumbing fixtures from the Building) shall be credited against the TI Permit costs before any payment is made from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(b) Completion of Landlord’s Work. On or before the Target Commencement Date (subject to Tenant Delays and Force Majeure delays), Landlord shall cause the Substantial Completion of the Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit, subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises. Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the TI GC to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704 with respect to the Tenant Improvements.

Tenant shall have the right, in Tenant’s sole discretion, pursuant to a Change Request, to cause the accelerated construction of the pilot plant portion of the Tenant Improvements and to pay for accelerated construction costs from the Tenant Improvement Allowance at any time during the course of the Landlord’s Work; provided, however, that in no event may Tenant use more than […***…] of the Tenant Improvement Allowance to pay for such accelerated constructions costs and any additional accelerated construction costs shall be payable by Tenant as Excess TI Costs.

(c) Selection of Materials. Where more than one type of material or structure is indicated on the Tenant-approved Working Drawings as approved alternatives for the construction of the Building Shell and Tenant Improvements, the option will be selected at Landlord’s sole and absolute subjective discretion.

***Confidential Treatment Requested

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(d) Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(d), Tenant shall accept the Premises subject to Landlord’s obligation to repair any Minor Variations and completed or remedy and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises within a reasonable period following the Commencement Date. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the Working Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within a reasonable period thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within a reasonable period so long as Landlord, within 30 days thereafter, commences and diligently and continuously prosecutes such remedial action to completion. If Landlord fails to timely perform any repair or replacement of any Construction Defect which will immediately and adversely affect Tenant’s ability to conduct its business in the Premises within 30 days after delivery of Tenant’s notice that such defective condition exists (or such longer period as may be required if Landlord is diligently pursuing remedial action), Tenant shall have the right to pursue remedial action with respect to such Construction Defect in accordance with the requirements of Section 31 of the Lease. Notwithstanding the foregoing, if Landlord disputes an item in question, any reimbursement shall be subject to reconciliation following the final determination of the disputed item.

(e) Construction Warranties. Landlord shall obtain customary warranties and guaranties from the contractor(s) performing the Landlord’s Work and/or the manufacturers of equipment installed as part of the Landlord’s Work (including, without limitation, a not less than 10-year roof warranty on the Arithane foam roof), and shall cooperate with Tenant in obtaining any extended warranties requested by Tenant on the Tenant Improvements (and Tenant acknowledges that Tenant is responsible for purchasing the Funded Equipment and paying for and obtaining any warranties on the Funded Equipment). Landlord shall be under no obligation to incur additional expense in order to obtain extended warranties, provided that Tenant may elect to pay for such extended warranties from the TI Fund. Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under any such warranties obtained by Landlord for the benefit of Tenant, and unless such efforts are required to comply with Landlord’s compliance obligations under Section 7 of the Lease or its repair obligations under Section 13 of the Lease, Landlord shall be under no obligation to incur any expense in connection with asserting rights under such warranties or guaranties against either the contractor or the manufacturer. Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises, and relating to any new equipment installed as part of the Landlord’s Work in placing the Base Building Systems in good working order. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items in a manner that will not unreasonably interfere with Tenant’s use and occupation of the Premises, and will act reasonably to mitigate any disturbance of Tenant’s employees during normal business hours of the Building in performing such work. Landlord shall leave the affected portions of the Premises clean and free of debris resulting from such punch list work.

(f) Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i) Tenant’s failure to comply with any time deadlines in this Work Letter, or any other breach by Tenant of the terms of this Work Letter;

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(ii) Tenant’s request for Change Requests (as defined in Section 4(a) below), whether or not any such Change Requests are actually performed;

(iii) Construction of any Change Requests;

(iv) Tenant’s request for materials, finishes or installations requiring unusually long lead times if Tenant requires such items notwithstanding Landlord’s notice to Tenant of the lack of availability of such items;

(v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi) Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii) Tenant’s delay in making payments to the TI Fund for Excess TI Costs (as defined in Section 5(d) below);

(viii) Delays resulting from the process of selecting and retaining a TI GC other than DPR; or

(ix) Delay in delivery or incomplete delivery of any of Tenant’s pilot plant equipment as required per the schedule provided by Landlord, and any delays caused by Tenant’s Work associated with the start-up testing and commissioning of the pilot plant equipment which interferes with Landlord’s Work, subject to the terms and conditions of Section 6(b) below.

If Substantial Completion of the Landlord’s Work is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the date of Delivery.

(g) Hazardous Materials Storage Area. Landlord, as part of the permits for the Landlord’s Work, shall use its reasonable efforts to obtain permitted approval from the City of San Diego for the location of a hazardous materials storage area in the Storage Area, and shall be responsible as part of Landlord’s Work for completing only those improvements relating to the Storage Area shown on Exhibit J. If the location of the Storage Area as shown on Exhibit J is required to be moved to a different part of the Project by the City of San Diego, Tenant and Landlord shall cooperate with one another in obtaining the approval of the City of San Diego for a mutually-acceptable alternate location for the Storage Area. Tenant shall be responsible for any governmental approvals required for installation of hazardous materials storage container(s) within the Storage Area following Landlord’s construction thereof.

4. Changes. Any changes requested by Tenant to the Tenant Improvements from the design set forth in the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements or Building Shell Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a

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“Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) Landlord Changes. Landlord shall be permitted to make Minor Variations to the Space Plans, and to the Preliminary Drawings and Working Drawings following Tenant’s approval thereof, without Tenant’s consent, but shall notify Tenant of any Minor Variations that may have an effect on construction of the Tenant Improvements. No Minor Variations shall be permitted that materially change Tenant’s use or occupancy of the Premises. Landlord shall reasonably cooperate with Tenant in making any Minor Variations that may increase the cost of the Tenant Improvements or delay Substantial Completion of Landlord’s Work. All other modifications to the Space Plans, or the Preliminary Drawings or Working Drawings following Tenant’s approval thereof, shall be subject to Tenant’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord and Tenant shall mutually approve the detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”). The Budget shall be based upon bids submitted based upon the Preliminary Drawings approved by Tenant and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 3% of the TI Costs (exclusive of the cost of the Funded Equipment) for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d). Administrative Rent shall be inclusive of all costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with monitoring the construction of the Tenant Improvements and Changes, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements (and prior to any subsequent Change that increases the cost of the Tenant Improvements), for disbursement by Landlord as described in Section 5(d).

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1. a “Tenant Improvement Allowance” in the maximum amount of […***…], which is included in the Base Rent set forth in the Lease; and

*** Confidential Treatment Requested

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2. an “Additional Tenant Improvement Allowance” in the maximum amount of […***…], which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease.

Within 30 days after Tenant’s receipt of the Budget, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter. In accordance with Section 4(c) of the Lease, Tenant has the ability to fund a portion of the Funded Equipment from the Equipment Allowance, which equipment may be installed as part of the Landlord’s Work. To the extent that such Funded Equipment is installed as part of the Landlord’s Work, such installation shall be at Tenant’s sole cost and expense, provided that the cost thereof may be paid for as part of the TI Costs, in which case Landlord shall receive Administrative Rent on such TI Costs, but not on the cost of the Funded Equipment installed as part of the Landlord’s Work.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the Working Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements (with the cost of the electrical power and utilities being covered by the general conditions of the construction contract with the TI GC and allocated as set forth in Section 1(c)(iii) above), the cost of preparing the Space Plan, the Preliminary Drawings and the Working Drawings, all other costs set forth in the Budget, including Landlord’s Administrative Rent, Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes, Tenant’s signage costs pursuant to Section 38(c) of the Lease, Tenant’s cost of permitting, design and installation of the Storage Area, and utilities required for a Hazardous Materials storage container therein (pursuant to Section 45(p) of the Lease) and any other costs subject to reimbursement out of the TI Allowance as set forth in this Work Letter or in the Lease (collectively, “TI Costs”). As part of the costs covered by the Tenant Improvement Allowance, Tenant shall also be permitted to retain the services of an independent construction manager selected by Tenant and reasonably approved by Landlord to supervise the construction of the Tenant Improvements on behalf of Tenant. Landlord hereby consents to the hiring of Bob Dilworth of Coronado Assets. Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, non-ducted biological safety cabinets and other scientific equipment, which are not incorporated into the Tenant Improvements or the Budget. Notwithstanding anything to the contrary contained herein, if Landlord and Tenant mutually agree prior to the completion of the Preliminary Drawings to install a “chilled beam” HVAC system or a Solar Roof System serving the Building (either or both, the “Utility Savings Upgrades”), each of Landlord and Tenant shall be responsible for 50% of the cost of installing such Utility Savings Upgrades. Tenant may apply a portion of the TI Allowance to cover its portion of the costs of such Utility Savings Upgrades.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”) within ten (10) business days following the determination of such excess amount pursuant to an approved Change which results in an increase to the Budget. If Tenant fails to deposit any Excess TI Costs with Landlord,

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Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. Funds deposited by Tenant shall be the first disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs (and the cost of Minor Variations, subject to the limitations of Section 4(b) above) in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e) Payment for TI Costs. Landlord shall reimburse Tenant for the costs of its construction manager and TI Architect schematic design fees for the Tenant Improvements from the TI Fund against a draw request in a commercially reasonable form, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements, Landlord shall deliver to Tenant (i) “as built” plans for the Tenant Improvements in print format, (ii) a certificate of substantial completion in form AIA G704, and (iii) copies of all operating manuals and warranties relating to the Tenant Improvements. Tenant may begin submitting draw requests for the reimbursement of TI Costs Tenant incurs in connection with the drafting of the Space Plans and amounts payable to Tenant’s construction manager at any time after that date which is 30 days after the date Lease is executed.

6. Tenant Access.

(a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) not less than 30 days prior to the Substantial Completion of the Landlord’s Work (and as soon as is reasonable based on the requirements for the orderly completion of the Landlord’s Work, provided that the Commencement Date shall only be delayed as required to provide Tenant with at least 30 days of access to perform Tenant’s Work) to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the Shell Contractor, TI Architect and TI GC, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) at all times during the performance of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter, nor shall any of Tenant’s contractors be permitted to enter, onto the Premises to perform any of the Tenant’s Work, unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that the persons entering onto the Premises are covered by (i) Tenant’s commercial general liability coverage with loss limits required under the Lease, and (ii) workers’ compensation coverage in amounts required by applicable Legal Requirements. Tenant and all Tenant Parties shall comply with all established safety practices of the Shell Contractor, TI GC and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b) No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work; provided, however, that Landlord and Tenant shall act reasonably to cause their respective contractors, service providers, and workmen involved in the construction of Landlord’s Work and Tenant’s Work, respectively, to act in labor harmony with one another but in no event shall Tenant or any Tenant Party be permitted to delay Substantial Completion of Landlord’s Work. Subject to the provisions of this Work Letter, Landlord agrees to cooperate with Tenant in the performance of its start-up testing and commissioning of the pilot plant equipment by (a) assuming the Premises are otherwise ready for it, hooking up the pilot plant equipment within a reasonable period of time following its delivery to the Project, and thereafter allowing Tenant Parties to access the pilot plant facilities of the Premises as required for such start-up testing and commissioning of the pilot plant equipment, and by (b) coordinating Landlord’s Work in the pilot plant facilities of the Premises with Tenant during such start-up testing and commissioning activities in order not to unreasonably interfere with such Tenant’s Work; provided that

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Landlord shall notify Tenant if such Tenant’s Work and/or access to the Premises is causing a Tenant Delay and shall act reasonably to mitigate the impact of such Tenant Delays on the Landlord’s Work (but at no additional cost to Landlord for the mitigation of Tenant Delays).

(c) No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Premises prior to the date of Substantial Completion of Landlord’s Work for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the by the willful misconduct or negligence of Tenant or any Tenant Party.

(d) Notification of Delays. Not less than once each calendar month from the date of this Work Letter through the Commencement Date, Landlord shall deliver to Tenant written notification of the number of days during the immediately preceding calendar month Landlord’s performance under this Work Letter or the Lease was delayed as a result of Tenant Delays or Force Majeure Delays. Claims of Force Majeure Delay on account of weather shall be substantiated by prompt delivery to Tenant of notices or other documents affirming the existence and length of such weather related delay, including industry standard documentation, following any such event.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

(d) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord’s Work are merged in this Work Letter and the Lease, which fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

11

Annex 1

Base Building Description

ALEXANDRIA

Nautilus

3550 John Hopkins Court

SAN DIEGO

NAUTILUS

BASE BUILDING DESCRIPTION
CORE, WARM SHELL LAB & OFFICE BUILDING

May 18, 2011

CONFIDENTIAL & PROPRIETARY

Alexandria Nautilus Campus	CONFIDENTIAL &
3550 John Hopkins Court	PROPRIETARY
Base Building Description
May 18, 2011

PROJECT DATA

PROJECT:	Nautilus

ADDRESS:	3550 John Hopkins Court San Diego, CA 92122

DATE:	May 18, 2011

General Base Building Information

1.	Project:	Redevelopment project of a four building campus

2.	Construction Type	Type II B, Fully Sprinklered

3.	Number of Buildings in Campus	Four (4)

4.	Number of Stories	Two (2) with one level of below grade parking

5.	Use	B Occupancy

6.	Estimated Project Site Area	8.48 acres

8.	Parking provided	Tenant will be provided with parking 150 parking spots

9	Trash and Recycling	Existing trash enclosure east of building

10.	Drive Aisle Widths	26’-0” wide drive aisles provided at fire lanes and 24’-0” wide drive aisles provided for parking aisles

11.	Applicable Codes:

2010 California Building Code (CBC)

based on the 2009 IBC and including numerous State of California Amendments

2010 California Green Building Standards Code (GBC)

2010 California Electrical Code (CEC)

based on the 2009 NEC and including State of California Amendments

2010 California Mechanical Code (CMC)

based on the 2009 UMC with the State of California Amendments

2010 California Plumbing Code (CPC)

based on the 2009 UPC with the State of California Amendments

2

Alexandria Nautilus Campus	CONFIDENTIAL &
3550 John Hopkins Court	PROPRIETARY
Base Building Description
May 18, 2011

2010 California Fire Code (CFC) based on the 2009 International Fire Code

2010 California Energy Efficiency Standards

Other Regulations:

NFPA (Current Edition)

CAL-OSHA

CCR 2010 Title 24 California Code of Regulations Energy Commission

Handicap Standards – Federal Regulations and American Disabilities Act (ADA)

Note: Applicable codes may change as the applicable local and state governing bodies adopt new codes.

12.	Live Loads	Flat Roof:	20 PSF
		All Floors:	125 PSF

		Basement Parking	(+/-)12’-0”
		First Floor:	15’-0”
13.	Floor-to-Floor Height	Second Floor:	15’-0”

SHELL COMPONENTS TO BE PROVIDED BY LANDLORD

Underground Parking:

One level of below grade parking existing beneath 3550 John Hopkins Court.

Lobby:

Landlord to provide new lobby with linear diffusers, architectural gypsum board ceiling soffits with suspended ceiling insets, feature wall, indirect fluorescent lighting, limestone flooring, mechoshade blinds and upgraded wall treatments. Stairs to be provided with stainless steel and glass railings, or equivalent high quality railing.

Elevators:

Landlord to provide one (1) passenger elevators and one (1) combination passenger/freight elevator for a total of two (2) elevators. Elevator interiors to be provided with stainless steel and white panel finishes.

Secondary Exit Stairs:

3550 JHC to be provided with a secondary exit stair at the west side of the building.

Janitor Room:

Landlord to provide one janitor closet with sheet vinyl flooring with 6” coved base, janitor sink, prismatic lighting and FRP walls protection.

3

Alexandria Nautilus Campus	CONFIDENTIAL &
3550 John Hopkins Court	PROPRIETARY
Base Building Description
May 18, 2011

Toilet Rooms:

Landlord to provide toilet rooms on each floor with exhaust fans, lighting, upgraded counter tops, toilet partitions, upgraded ceramic tile floor and wall tile.

HVAC:

Landlord to provide chilled and heating hot water infrastructure to support a warm shell lab-office building including heating hot water and chilled water supplied from the existing central plant in 3550 John Hopkins Court. Landlord to install a BTU metering system to accurately allocate the utility costs to run the central plant between 3530 and 3550 John Hopkins Court.

Electrical

Landlord to provide a 4,000 AMP 208/480V 3 phase, 4 wire underground pull section in the 3550 JHC main SDGE room as well as a small panel and meter for house loads (lobby, elevators, garage lighting, etc).

SHELL OUTLINE SPECIFICATIONS

SITE WORK:

Site Utilities

All sewer, gas, water, storm drain, electrical, services as required with the following minimum sizes:

1.	Fire Service - existing

2.	Sanitary Sewer - existing

3.	Domestic Water - existing

4.	Reclaimed water as required for site irrigation -

5.	Chilled Water - Existing CHW lines capped in the garage

6.	Heating Hot Water - Existing HHW lines capped in the garage

Site Area

All site scope including asphalt paving, curb and gutter, concrete walkways, landscaping and enhanced paving areas.

Landscaping and Hardscape

Existing site irrigation system to be expanded to cover new improved landscaped area. New landscaping throughout the site and new hardscape at main building entrances and courtyard area

Parking Lot Lighting

Existing parking lot lighting to remain

Pedestrian Lighting

Tree up-lighting and low level fixtures, minimum lighting levels per City of San Diego lighting Ordinance.

Signage

Landlord to install one monument sign at the drive entrance to 3550 John Hopkins Court for future tenant installed signage.

4

Alexandria Nautilus Campus	CONFIDENTIAL &
3550 John Hopkins Court	PROPRIETARY
Base Building Description
May 18, 2011

Loading Dock and Equipment Pads

Building to be provided with a new loading dock on the south west corner of the building to allow for access into the garage and a path of travel to the new service elevator.

BUILDING SKIN:

Vision Areas

Curtain wall glazing is comprised of 1” thick radiant low-E insulating glass unit provided by Viracon. Green and light gray glazing colors are to be alternated in 40’-0” bays to achieve a staggered grid appearance. A custom frit pattern is to be applied to the top spandrel lite above the ceiling line, and to the vision glazing 30” above the ground floor level.

Aluminum Framing

Curtain wall framing is a shop fabricated - unitized system, comprised of 3” x 7 1/4” offset captured verticals and 3” x 7 1/4” glazed in horizontals utilizing “rain screen” principles.

Exterior Wall Finish

Areas not provided with curtain wall (below first floor deck) with have smooth plaster finish with a paint color applied.

Entry Doors

6’-0” x 8’-6” entry doors are to be set within a 1” thick laminated structural glazing system. Doors are to be  1/2” thick herculite doors with satin stainless steel top patch fittings, and bottom rail, and concealed floor closers.

MOISTURE AND THERMAL PROTECTION:

Roofing

Newfoam roof with 15 year warranty to be installed over existing roofing.

Building /Sound & Thermal Insulation

Provide fiber glass batts or blankets of types and R-values specified below for the various applications as manufactured by Manville Building Products Corp., Owens-Corning Fiberglas Corp., or equal. Wall insulation to be kraft faced batts, R-13 or the R-value required for the specified wall cavity. Provide fiber glass batts or approved equal with vapor barrier at spandrel glass. Provide full thick batts at toilet rooms and all interior walls. Code required roof insulation to be installed above roof deck and below roof membrane.

Fire Safing

Applicable fire safing to be installed as required by code at top of wall conditions and slab deck conditions

EXIT STAIRWAYS:

Treads and Landings

Fabricate stairs with closed risers and pan treads to receive concrete fill, as indicated.

5

Alexandria Nautilus Campus	CONFIDENTIAL &
3550 John Hopkins Court	PROPRIETARY
Base Building Description
May 18, 2011

Form treads with minimum 12 gage bent plate with deformed bars full length of tread welded to bent ends. Form stringers of structural steel channel sections or rolled steel rectangular hollow sections

MISCELLANEOUS:

Sealants

Sealant Standard: Provide manufacturer’s standard sealant of type indicated, complying with ASTM C 920 requirements. Use silicone based sealants at all glazing conditions. In general, for use on areas subject to foot or vehicle traffic use multi-part, pourable, urethane sealant. At exterior or perimeters of openings in exterior walls use non-sag, urethane sealant. All stone to be provided with an appropriate sealer.

Sheet Metal

Provide minimum 24 GA galvanized sheet metal to comply with recommendations of SMACNA “Architectural Sheet Metal Manual” for the basement and lobby space complete; including reglets and counter flashings.

Steel Doors

Provide 18 gauge hollow metal steel doors, frames and stops. Prime and paint (see Division 9, painting). Applicable weatherstripping to be provided at all exterior doors. Doors requiring access control to be prepped for tenant installed access control system.

Hardware

All builders hardware shall be 626 finish (satin stainless steel finish). Lock and latch sets shall be equal to Schlage Series L, Full mortise with lever handle design. All fire rated doors and storefront entry doors shall be equipped with closers. All hardware shall meet state Title 24 requirements for handicapped accessibility. Provide 12” high stainless steel kick plates at toilet room doors.

Fireproofing

2 hour fireproofing provided at all primary and secondary structural columns, beams and metal floor deck, at the garage, and first floor to support multiple control areas on each floor.

FINISHES:

Custom Interior Doors

3’-0” x 8’-10” solid core quarter-sliced maple prefinished doors (Weyerhauser Premium Grade), with prefabricated aluminum frame, Schlage L series, satin finish, with door closers; concealed auto flush bolts for pairs.

Paint

All interior gypsum drywall (Lo-Glo satin sheen), exposed steel surfaces, hollow metal doors and frames and interior columns to receive paint: 3 coats over primer at exterior, 2 coats over primer at interior.

6

Alexandria Nautilus Campus	CONFIDENTIAL &
3550 John Hopkins Court	PROPRIETARY
Base Building Description
May 18, 2011

Metal Framing & Furring Channels

Steel studs shall be 16, 20, and 25 gauge as indicated on drawings or as required. Drywall furring shall be 25 gauge ‘hat’ sections. Backing plates shall be 1/8” steel of proper size to accommodate fastenings and shall be welded to 20 gauge steel studs.

Gypsum and Drywall

Provide gypsum wallboard at designated locations shown. Board thickness to be 5/8” at vertical and horizontal surface applications. In areas requiring fire ratings, wall board shall be 5/8” Type “X”. In areas subject to moisture, use water resistant (WR) gypsum board. All gypsum board surfaces in lobby shall be Level 5 finish and all others shall be Level 4. Tenant side of all walls shall be Level 1 (Fire Taped).

SPECIALTIES:

Window Coverings

Electrical Mecho shades provided in lobby area only. Tenant to provide building standard Mecho shades in leased space.

Signage

Tenant to install all suite entrance, building and monument signage per Landlord standards.

Fire Extinguishers

Provide as required by code in lobby and garage area.

Parking Equipment

Existing coiling door and card reader monument to remain to allow for controlled Access to the garage

CONVEYING SYSTEMS:

Hydraulic Elevators

2,500 lbs Holeless traction passenger elevator in the lobby; front only 3’-6” wide x 7’-0” high entry doors, brushed stainless steel, center opening, 26’ rise with 3 stops, 150 fpm, 480V Three phase power, Machine location inside hoistway with adjacent control closet, provided by Kone or approved equal:

1.	Cab interior is 8’-0” high with LF-94 ceiling with stainless steel side panels & colored white glass back wall

4,000 lbs Holeless traction passenger elevator at the North side of the building; front only 3’-6” wide x 7’-0” high entry doors, brushed stainless steel, right side opening, 26’ rise with 3 stops, 150 fpm, 480V Three phase power, Machine location inside hoistway with adjacent control closet, provided by Kone or approved equal:

2.	Cab interior is 8’-0” high with LF-94 ceiling with stainless steel side panels & colored white glass back wall

MECHANICAL AND PLUMBING:

Plumbing

Landlord to provide plumbing for roof drains only.

7

Alexandria Nautilus Campus	CONFIDENTIAL &
3550 John Hopkins Court	PROPRIETARY
Base Building Description
May 18, 2011

Heating, Ventilating & Air Conditioning

360 tons or the existing chiller plant located in 3550 JHC will be allocated to 3550 JHC. Landlord to provide for 3550’s use, the existing heating hot water plant at 3550 JHC with 3.4M BTU allocated to 3550 JHC.

Controls: Landlord will provide a controls system to support the central plant mechanical system and lobby area. System to be expanded for future tenant improvement HVAC systems.

NOTE: (The HVAC infrastructure is designed to accommodate future tenant improvements provided by the tenant during the tenant improvement phase.) Any air handlers, exhaust fans, fan coils, etc for the tenant space will be consider part of the Tenant Improvement scope of work.

ELECTRICAL:

Building Power and Lighting

Electrical room and main telephone room will be provided. 277/408 volt, 4,000 AMP underground pull section to be provided in the main electrical room with a small house meter for house loads (ie: lobby, elevators, etc). The main distribution board, tenant meter section and other electrical distribution work will be part of the Tenant Improvement.

Power for Equipment

Power wiring and connection to lobby equipment, garage exhaust fan and elevators to be provided.

Building Power and Lighting

A system of J-boxes, light switches, telephone outlets and convenience outlets, as required for complete operation shall be provided.

Typical below grade parking structure lighting to be provided in the underground parking level.

Telephone, Data Communications, and Access Control

Base building MPOE room to be provided for future use by tenant as necessary.

First floor building perimeter doors and first floor tenant suite doors have access control roughed-in with 1” conduit extended to accessible ceiling space for future connections. All necessary devices, wiring, additional conduit, access doors, etc., for operation and monitoring of security system shall be by tenant however the system shall be the landlord standard system provided in the rest of the campus.

UPS System and Emergency Generator

Any UPS systems are to be provided by tenant for their computer servers or to provide standby-power to the building.

The existing campus generator located south of 3550 JHC will be available for tenant to use on a pro-rata basis. Tenant is required to install individual standby power distribution, switchgear, ATS, wiring from existing generator and new breaker in the existing generator, etc as required for the tenant improvements including all site conduits if required.

8

Alexandria Nautilus Campus	CONFIDENTIAL &
3550 John Hopkins Court	PROPRIETARY
Base Building Description
May 18, 2011

Fire Protection

Fully fire sprinklered lobby, exit stairwells provided with provisions at the mains for future tenant installed fire protection system to serve a density of .33 gpm over the most remote 3,000 SF of building area. The fire sprinkler system shall be per the CBC, CFC and NFPA requirements. Isolation valves to be installed to allow for isolation of the fire sprinkler system by floor.

Fire Alarm System

Fully functional fire alarm system to be installed serving lobby, and elevators. System to be expandable to cover future Tenant Improvements.

TENANT IMPROVEMENT COMPONENTS ARE NOT INCLUDED IN THIS BASE BUILDING DESCRIPTION

END OF BASE BUILDING DESCRIPTION

9

3550 John Hopkins/Verenium - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this      day of                         ,             , between ARE-JOHN HOPKINS COURT, LLC, a Delaware limited liability company (“Landlord”), and VERENIUM CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated                         ,              (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is                         , and the termination date of the Base Term of the Lease shall be midnight on                         ,             . In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

VERENIUM CORPORATION, a Delaware corporation

By:
Its:

LANDLORD:

ARE-JOHN HOPKINS COURT, LLC, a Delaware limited liability company

By:	ARE-QRS CORP.,
a Maryland corporation,
managing member

By:
Its:

Rules and Regulations	3550 John Hopkins/Verenium - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as required for the Permitted Use and subject to the applicable provisions of this Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests. Landlord shall, as part of Operating Expenses, perform pest control services in the Common Areas.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, except in the areas designated for such purpose including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

Rules and Regulations	3550 John Hopkins/Verenium - Page 2

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking (other than for Tenant’s employees) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

3550 John Hopkins/Verenium - Page 1

EXHIBIT F TO LEASE

REMOVABLE INSTALLATIONS

1. Any computer, telecommunications or similar equipment built into the Premises or any data, server or communications room servicing the Premises.

2. Any of the following equipment built into the Premises:

EQUIPMENT	Qty
40L fermentors	12
500L fermentors with 300L feed tank	1
Delta V control system	1
OSI PI Historian	1
Process Mass Spectrometer	1
Nozzle centrifuge	1
Split bowl desludger centrifuge	1
TFF skid for UF and MF	2
TFF skid for MF/ UF	1
Heat exchanger skid	1
Homogenizer	1
Plate and frame filter -floor scale/model	1
Plate and frame filter -floor scale/model	1
Cross flow blender	1
Jacketed holding tank, 1000L	1
Lyophilizer(s) - 10 tray/20L capacity	1
CIP Skid for fermentors and recovery skids	1
Stackable shackers-at least one with refrigeration capabilities	1
YSI bioanalyzer	3
Wavebag system	2
Floor centrifuge	1
-80 Freezer on alarm	2
Spectrophotometer	1
200 L tank with jacket, agitation and dump valve on bottom.	1
Digital pump	15
Scales for mg range	2
Stir/heat plates	20
Phase contrast microscope w/camera	1
Pump heads- 1 per pump	45
Plate and frame filter -bench scale/model	1
60 rpm external pumps	25
Bench top centrifuge	2

3550 John Hopkins/Verenium - Page 2

EQUIPMENT	Qty
Acid, Base and flammable storage cabinets	3
Scales for kg range	1
Pipetters, 10ul to 1ml	3
Scales for kg range	1
Scales for g range	2
High speed/Inoculation pumps - 2 per 500L tank and 2 for inoculation	4
Flammable storage cabinet for 204L drum of MeOH with feed lines to 500L tanks	1
-20 Freezer	1
Refrigerator, full size	1
Bench top pH meter	2
Bench top vortex	3

ROBOTICS EQUIPMENT
Novo Plate heaters	2
Agilent PlateLoc	1
Agilent Vspin centrifuge	1
Staubli robotic arms and grippers	2
Biotek Multiflo dispenser	1
Biotek H4 synergy reader	1
Biotek EL406 plate washer	1
Agilent Vprep	1
ATS sonic dispenser	1
Robotic enclosures	2
Highres Robotic Incubator	1
Highres Plate carousel	1
Highres Regrip	1
Highres Plate De-lidding Stations	6
Plate Shakers	4
Biotek Microplate Labeler	1
Biotek H4 synergy reader	1
Biotek EL406 Plate Washer	1
Biotek Multiflo dispenser	1

QUALITY CONTROL
Environmental Chambers	4
Stainless Steel Double Deli Refrigerator	1
Glass Front Double Deli Refrigerator	1
-80C Freezer	1
Glass Front Deli Refrigerator	1

3550 John Hopkins/Verenium - Page 3

EQUIPMENT	Qty
-20C Freezer	1
Mini Frig/Freezers	2

LAB EQUIPMENT
FPLC	3
HPLC	16
DSC	1
DNA Sequencer	1
-20 Freezer	10
Double Door Deli Refrigerator	6
Shaking Incubator (Stackable)	14
UV / Fluorecense Spectraphotometer	7
Floor Centrifuge	4
Ultracentrifuge	1
Lovibond Colorimeter	1
Gyrotester	2
Labomat	1
ICP	1
Gel Imager	3
Perten Viscometer	1
Malvern DLS	1
Applikon 2L Fermentor	2
Infors 600ml Fermentors	6
DCI 5/10L Fermentors	10
YSI	1
Incubators	4
Bioscreen	1
Mobile recovery TFF skid	1
Hydroshear	1
Wave Bioreactor	1
Fluorecense Microscope w/ camera	1
General Purpose Microscope	1
RTPCR	3
Tetrad 4 position PCR machine	2
GC	2
CE	2
API4000 MS	1
LTQ MS	1
DecaXP MS	1
Polarimeter	1

3550 John Hopkins/Verenium - Page 4

EQUIPMENT	Qty
Tray Lyophilizer	2
CD Spectrophotometer	1
Freezer -80C	10
Cyro storage unit	1
Film Developer	1
Scintillation Counter	1
Fluid Bed Dryer	1
Movable Biosafety Cabinet	3
NMR	1

3550 John Hopkins/Verenium - Page 1

EXHIBIT G TO LEASE

SPACE PLAN

ROBOTICS
BENCH SHOP
EQUIPMENT STORAGE
QUALITY CONTROL
LUNCH ROOM
MEDIA PREP
CONTROL ROOM
FERMENTATION
RECOVERY
CONFERENCE ROOM
CONFERENCE ROOM
COLD ROOM
LARGE EQUIP
TRENCH DRAIN
COPY
COFFEE
CONF.
HIGH DENSITY FILE STORAGE
ELECTRICAL
JAN

FIRST FLOOR

1/16" = 1'-0"

06-09-11

VERENIUM

APPROVED LAYOUT

3550 John Hopkins/Verenium - Page 2

ENZYMOLOGY
FERMENTATION
COLD ROOM
CONFERENCE ROOM
BOARD ROOM
GLASS WASH

SECOND FLOOR

1/16" = 1'-0"

06-02-11

VERENIUM

APPROVED LAYOUT

3550 John Hopkins/Verenium - Page 3

C.5
D
D.2
D.9
E
E.7
F
F.7
G
G.4
H
H.2
H.7
I
J
2
3
4
5
5.7
6
6.3
3.8
4.2
4.8
5.2
E.6
F.6
G.3
H.1
H.5

GARAGE LEVEL

1/16" = 1'-0"

06-02-11

VERENIUM

APPROVED LAYOUT

3550 John Hopkins/Verenium - Page 1

EXHIBIT H TO LEASE

FUNDED EQUIPMENT

To be provided by Tenant to Landlord (and reasonably acceptable to Landlord) and incorporated herein upon conclusion of any financing using the Equipment Allowance.

3550 John Hopkins/Verenium - Page 1

EXHIBIT I TO LEASE

SIGNAGE

(Proposed Location of Project Monument Sign and Project Building Sign)

3550 John Hopkins/Verenium - Page 2

EXHIBIT I-1 TO LEASE

PROPOSED BUILDING SIGN

VICINITY MAP

3550
A
B

SITE PLAN

NOT TO SCALE

SIGN LEGEND

- (A) EXISTING MONUMENT SIGN W/TENANT NAME.
- (B) BUILDING SIGNAGE.

INTEGRATED SIGN ASSOCIATES
visual communications for a changing world

ORIGINAL CONCEPT
This design is the exclusive property of Integrated Sign Associates and cannot be reproduced in whole or in part without their prior written consent.

PROJECT: Verenium The Energy of Nature		SALESMAN: Curt Bauer	
ADDRESS: 3550 John Hopkins Ct.	San Diego, CA 92121	DATE: June 13, 2011	DESIGNER: AnnieM.
CUSTOMER APPROVAL:	LANDLORD APPROVAL:		SCALE: as noted

REVISION	DATE

DESIGN #: 16125-11
SHEET 1 OF 3

INTEGRATED SIGN ASSOCIATES • 1160 PIONEER WAY, SUITE M, EL CAJON, CALIFORNIA 92020 • p:619.579.2229 • f:619.579.7651 • www.isasign.com • info@isasign.com

3550 John Hopkins/Verenium - Page 3

3550
ALEXANDRIA

EXISTING MONUMENT SIGN

CL OF AREA
5'-3 5/8"
3550
VERENIUM
THE NATURE OF ENERGY™
ALEXANDRIA
EQ.
1'-3" O.A. HT.
1'-2 1/2"
1 3/8"
5 3/4"
EQ.

EXISTING S/F MONUMENT W/ NEW TENANT NAME (A) SCALE: 3/4" = 1'-0"

INTEGRATED SIGN ASSOCIATES visual communications for a changing world	ORIGINAL CONCEPT This design is the exclusive property of Integrated Sign Associates and cannot be reproduced in whole or in part without their prior written consent.	PROJECT: Verenium The Energy of Nature ADDRESS: 3550 John Hopkins Ct. San Diego, CA 92121 CUSTOMER APPROVAL: LANDLORD APPROVAL:	SALESMAN: Curt Bauer DATE: June 13, 2011 DESIGNER: AnnieM. SCALE: 3/4" = 1'-0"

REVISION	DATE

DESIGN NO.: 16125-11
SHEET 2 OF 3

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3550 John Hopkins/Verenium - Page 4

3550 John Hopkins/Verenium - Page 1

EXHIBIT J TO LEASE

STORAGE AREA

GENERATOR ENCLOSURE
HAZMAT STORAGE AREA
EXPOSED GAS SERVICE
EXISTING TRANSFORMER
POWER POLE
EXISTING LARGE PINE TREES

6.20.11
Verenium

3550 JHC Site Study for General Ext. Storage and Chem. Waste Shed